Exhibit 4.2

Central European Media Enterprises Ltd.,

The Subsidiary Guarantors Parties Hereto,

and

The Bank of New York

As Trustee and Security Trustee, Paying Agent, Conversion Agent, Transfer Agent, Registrar

3.50% Senior Convertible Notes due 2013

Indenture

Dated as of March 10, 2008

i

Exhibit A — Form of Note

Exhibit B — Form of Restrictive Legend for Class A Common Stock Issued Upon Conversion

INDENTURE dated as of March 10, 2008, between CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company organized under the laws of Bermuda (the “Company”), the Subsidiary Guarantors (as defined below), The Bank of New York, a New York banking corporation, as trustee (the “Trustee”), security trustee (the “Security Trustee”), paying agent, conversion agent, transfer agent and registrar.

WHEREAS, the Company has duly authorized the creation of an issue of its 3.50% Senior Convertible Notes due 2013 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth.  Each Subsidiary Guarantor has duly authorized the creation of the guarantees of obligation under the Notes.  Each of the Company and the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes and Subsidiary Guarantees, when the Notes and this Indenture are duly executed by the Company and Subsidiary Guarantors and authenticated and delivered hereunder and duly issued by the Company and Subsidiary Guarantors, the valid obligations of the Company and Subsidiary Guarantors, and to make this Indenture a valid and binding agreement of the Company and Subsidiary Guarantors, in accordance with its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes and Subsidiary Guarantees have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes and Subsidiary Guarantees, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01                                           Definitions

“Additional Amounts” has the meaning specified in Section 4.11.

“Additional Interest” has the meaning specified for “Additional Interest” in any Registration Rights Agreement, including in Section 7(a) of the Initial Registration Rights Agreement.

“Additional Notes” has the meaning specified in Section 2.14.

“Additional Notes Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.

“Additional Shares” has the meaning specified in Section 10.04(b).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Paying Agent, the Conversion Agent, any Registrar, Transfer Agent, authenticating agent, co-Registrar or the Security Trustee.

“Agent Members” has the meaning specified in Section 2.08(b)(vi).

“Bankruptcy Law” means (i) for the purposes of the Company and the Subsidiary Guarantors, any bankruptcy, insolvency or other similar statute, regulation or provision of any jurisdiction in which the Company and the Subsidiary Guarantors are organized or are conducting business and (ii) for purposes of the Trustee and the Noteholders, Title 11, U.S. Code or any similar United States federal, state or foreign law for the relief of debtors.

“Beneficial Owner” means the same as the term is defined in Rules 13d-3 and 13d-5 under the U.S. Exchange Act, except that a Person shall be deemed to have ‘‘beneficial ownership’’ of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.  A Person will be deemed to beneficially own any voting stock of an entity held by a parent entity, if such Person is the Beneficial Owner, directly or indirectly, of more than 35% of the voting power of the voting stock of such parent entity and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting stock of such parent entity.

“Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Continuing Directors,” any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York, Bermuda or London are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock but excluding any debt securities convertible into such equity.

“Class A Common Stock” means the shares of Class A Common Stock of the Company, par value $0.08 per share, as designated by the Company at the Closing Date or shares of any class or classes resulting from any reclassification or reclassifications thereof, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Class B Common Stock” means the shares of Class B Common Stock of the Company, par value $0.08 per share, as designated by the Company at the Closing Date or shares of any class or classes resulting from any reclassification or reclassifications thereof, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Closing Date” means March 10, 2008, the date as of which this Indenture was originally executed and delivered.

“Closing Sale Price” of any share of Class A Common Stock or any other security on any Trading Day means:

(i)           the closing sale price per share of such security (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which such security is traded;

(ii)           if such security is not listed on a U.S. national securities exchange, the last quoted bid price of such security on that date in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

(iii)           if such security is not so quoted by Pink Sheets LLC or a similar organization, as determined by a nationally recognized securities dealer retained by the Company for that purpose.

The Closing Sale Price shall be determined without reference to extended or after hours trading.  The Closing Sale Price of the Class A Common Stock may be adjusted pursuant to Section 10.05(j).

“CME BV” means CME Media Enterprises B.V., a Netherlands company.

“CME NV” means Central European Media Enterprises N.V., a Netherlands Antilles company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in Section 12.01(a).

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Company Order” has the meaning specified in Section 2.04.

“Company Repurchase Notice” has the meaning specified in Section 3.02.

“Company Website” means, as of any date of determination, the principal website maintained by the Company on the Internet, which is located at http://www.cetv-net.com as of the date hereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the Closing Date; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.

“Conversion Agent” has the meaning specified in Section 2.05.

“Conversion Date” has the meaning specified in Section 10.02.

“Conversion Notice” has the meaning specified in Section 10.02.

“Conversion Obligation” has the meaning specified in Section 10.01(a).

“Conversion Period” has the meaning specified in Section 10.12.

“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” means initially 9.5238 shares of Class A Common Stock, subject to adjustment as set forth herein.

“Conversion Settlement Amount” has the meaning specified in Section 10.12.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the Closing Date, located at 101 Barclay Street, Floor 8-W, New York, NY 10286, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Current Market Price” has the meaning specified in Section 10.05(h)(i).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Value” has the meaning specified in Section 10.12.

“Daily Settlement Amount” has the meaning specified in Section 10.12.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.15.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Depositary Entity” has the meaning specified in Section 9.04.

“Distributed Assets” has the meaning specified in Section 10.05(d).

“Distribution Notice” has the meaning specified in Section 10.01(b).

“DTC” means The Depository Trust Company.

“EBRD Loan Agreement” refers to the Company’s €50.0 million revolving loan agreement and the Company’s €100.0 million revolving loan, each agreement arranged by the European Bank for Reconstruction and Development (“EBRD”), in each case, as may be amended, renewed, extended, refinanced, replaced or otherwise modified.

“Effective Date” has the meaning specified in Section 10.04(b).

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Dividend Date” has the meaning specified in Section 10.05(h)(ii).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Debt Agreements” collectively refer to the indentures governing the Existing Senior Notes and the EBRD Loan Agreement.

“Existing Senior Notes” refer to the Company’s €245.0 million aggregate principal amount of 8.25% Senior Notes due 2012 and the Company’s €150.0 million aggregate principal amount of Senior Floating Rate Notes due 2014, in each case, as may be amended, extended, refinanced, replaced or otherwise modified.

“Expiration Date” has the meaning specified in Section 10.05(f).

“Expiration Time” has the meaning specified in Section 10.05(f).

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as determined by the Board of Directors.

“Fiscal Quarter” means, with respect to the Company, the fiscal quarter publicly disclosed by the Company. The Company shall confirm the ending dates of its fiscal quarters for the current fiscal year to the Trustee upon the Trustee’s request.

“Framework Agreement” means the framework agreement by and between the Company, CME BV and PPF (Cyprus) Ltd., dated as of December 13, 2004.

“Fundamental Change” means the occurrence of any of the following after the Issue Date:

(1)
(A) any “person” (as this term is used in Section 13(d)(3) of the Exchange Act) or Group of related “persons”, other than one or more Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting stock of the Company than such Person or group or (B) any Person or group of related Persons or any “person” (as this term is used in Section 13(d)(3) of the Exchange Act) or Group of related “persons” is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the number of outstanding shares of Class A Common Stock;

(2)	the first day on which a majority of the members of the Board of Directors are not Continuing Directors;

(3)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(4)
the consolidation, amalgamation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:

(a)	in any transaction:

•	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and

•
pursuant to which the holders of 50% or more of the total number of outstanding shares of Class A Common Stock immediately prior to such transaction hold, directly or indirectly, 50% or more of the total number of outstanding shares of common stock of the continuing or surviving Person (or any parent thereof) immediately after giving effect to such transaction; or

(b)
any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of the Class A Common Stock solely into shares of common stock of the surviving entity; or

(5)
the termination of trading of the Class A Common Stock (or other common equity interests into which the Notes are then convertible), which will be deemed to have occurred if the Class A Common Stock (or other common equity interests into which the Notes are then convertible) is not listed on a United States national securities exchange and no depositary receipts or other certificates representing common equity interests are so listed in the United States.

However, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clauses (1) or (4) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange, and, as a result of the transaction or transactions, the Notes become convertible into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto) and other applicable consideration.

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Global Notes” has the meaning specified in Section 2.02.

“Group” has the meaning it has in Sections 13(d) and 14(d) of the Exchange Act.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)           to purchase or pay (or advance or supply funds for the purchase or payment of) such debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(ii)           entered into for purposes of assuring in any other manner the obligee of such debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 11.04.

“Guarantor Subordinated Obligations” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Closing Date or thereinafter incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Indebtedness” has the meaning given to such term in the Existing Debt Agreements and, to the extent that all of the Existing Debt Agreements cease to remain in effect, has the meaning given to such term under the last of the Existing Debt Agreements that ceases to be in effect as of the last day that such Existing Debt Agreement was in effect.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchasers” means Lehman Brothers Inc., J.P. Morgan Securities Inc., Deutsche Bank Securities Inc., BNP Paribas and ING Bank N.V., London Branch.

“Initial Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, between the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Intercreditor Agreement” refers to the intercreditor agreement, dated as of the Closing Date, among the Company, the Subsidiary Guarantors, the Trustee, and the other parties thereto.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Defaulted Interest, if any, Additional Interest, if any, and Reporting Additional Interest, if any.

“Interest Payment Date” has the meaning specified in Section 2.03.

“Issue Date” means the date of initial issuance of Notes pursuant to this Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Market Disruption Event” means, if the Class A Common Stock is listed on the Nasdaq Global Select Market or another U.S. national securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Class A Common Stock on the principal U.S. national exchange on which the Class A Common Stock is listed or in any options, contracts or future contracts relating to the Class A Common Stock on the primary market for the trading of such options, contracts or future contracts.

“Maturity Date” means March 15, 2013.

“Non-Stock Change of Control” means a transaction described under clause (1) or clause (4) in the definition of “Fundamental Change” pursuant to which 10% or more of the consideration for Class A Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters’ appraisal rights, if applicable) in such transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange.

“Noteholder” or “Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Notes” means any Notes issued, authenticated and delivered under this Indenture, including any Global Notes and any Additional Notes.

“Notice of Default” has the meaning specified in Section 6.01.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers. One of the officers executing an Officers’ Certificate in accordance with Section 4.05 shall be the chief executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of or counsel to the Company.

“Parallel Debt” has the meaning specified in Section 12.09(a).

“Paying Agent” has the meaning specified in Section 2.05.

“Payor” shall mean the Company, any Subsidiary Guarantor or a successor of any thereof.

“Permitted Holder” means (a) each Beneficial Owner of the Company’s Class B Common Stock on the Closing Date, (b) family members of any Beneficial Owner of the Company’s Class B Common Stock on the Closing Date, (c) trusts, the only beneficiaries of which are Persons or entities described in (a) and (b) above and (d) partnerships, corporations or limited liability companies which are controlled by the Persons or entities described in (a) and (b) above.

“Permitted Liens” means, with respect to any Person, Liens permitted under the Existing Debt Agreements and, to the extent that all of the Existing Debt Agreements cease to remain in effect, Liens permitted under the last of the Existing Debt Agreements that ceases to be in effect as of the last day that such Existing Debt Agreement was in effect.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged Shares” has the meaning specified in Section 12.01(a).

“PORTAL Market” means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Principal Debt Obligations” has the meaning specified in Section 12.09.

“protected purchaser” has the meaning specified in Section 2.09.

“Purchase Agreement” means the Purchase Agreement, dated March 4, 2008 among the Company, CME BV, CME NV and the Initial Purchasers relating to the offering and sale of the Notes and the Subsidiary Guarantees.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Common Stock have the right to receive any cash, securities or other property or in which the Class A Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Class A Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 10.06.

“Register” has the meaning specified in Section 2.05.

“Registrar” has the meaning specified in Section 2.05.

“Registration Rights Agreement” means the Initial Registration Rights Agreement and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto relating to rights given by the Company to the purchasers of Additional Notes to register the Class A Common Stock into which such Additional Notes are convertible under the Securities Act.

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the last Business Day prior to the applicable Interest Payment Date; provided that in the event that the Notes are not held in book-entry-only form or are not represented by Global Notes, the Regular Record Dates shall be March 1 and September 1 preceding the applicable March 15 and September 15 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” shall have the meaning set forth in Section 4.11.

“Reporting Additional Interest” has the meaning specified in Section 6.13.

“Repurchase Notice” has the meaning specified in Section 3.01(c).

“Restricted Securities” has the meaning specified in Section 2.08(c).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Scheduled Trading Day” means any day on which the primary U.S. national securities exchange or market on which Class A Common Stock is listed or admitted for trading is scheduled to be open for trading.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreements” has the meaning specified in Section 12.01(a).

“Security Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Settlement Period Market Disruption Event” means:

(i)           a failure by the securities exchange or market referenced in the definition of “Settlement Period Trading Day” to open for trading during its regular trading session; or

(ii)           the occurrence or existence prior to 1:00 p.m., New York City time, on any Settlement Period Trading Day for the Class A Common Stock of an aggregate one-half hour of suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The Nasdaq Global Select Market or otherwise) in the Class A Common Stock or in any option contracts or futures contracts relating to the Class A Common Stock.

“Settlement Period Trading Day” means a day during which:

(i)            trading in the Class A Common Stock generally occurs on the primary U.S. national securities exchange or market on which the Class A Common Stock is listed or admitted for trading; and

(ii)           there is no Settlement Period Market Disruption Event;

 provided, however, that if the Class A Common Stock is not traded on any U.S. national securities exchange or market, then “Settlement Period Trading Day” shall mean a day that the Volume Weighted Average Price of the Class A Common Stock can be obtained.

“Share Pledges” has the meaning specified in Section 12.01(a).

“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning specified in Rule 1-02(w) under Regulation S-X promulgated by the SEC, as of the date of this Indenture.

“Special Interest Payment Date” has the meaning specified in Section 2.15(a).

“Special Record Date” has the meaning specified in Section 2.15(a).

“Spin-Off” has the meaning specified in Section 10.05(d).

“Spin-Off Valuation Period” has the meaning specified in Section 10.05(d).

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Stock Price” means:

(i)           in the case of a Non-Stock Change of Control in which holders of the Class A Common Stock receive only cash as consideration for their shares of Class A Common Stock, the amount of cash paid per share of the Class A Common Stock in such Non-Stock Change of Control; or

(ii)           in the case of all other Non-Stock Changes of Control, the average of the Closing Sale Prices of Class A Common Stock over the five consecutive Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such Non-Stock Change of Control.

“Subsidiary” of any Person means (i) any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person or (ii) any corporation, association, partnership, joint venture, limited liability company or other business entity which is consolidated with the Company and its Subsidiaries in accordance with U.S. generally accepted accounting principles. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means any Guarantee of the Notes by a Subsidiary Guarantor in accordance with Article 11.

“Subsidiary Guarantors” means all of the Company’s existing and future Subsidiaries that (1) are currently a party to, or become a party to, the EBRD Loan Agreement (whether as a borrower, co-borrower or guarantor) or (2) are currently, or in the future become, a Subsidiary Guarantor of the Existing Senior Notes.  As of the Closing Date, the Subsidiary Guarantors are CME BV and CME NV.

“Taxes” has the meaning specified in Section 4.11.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.

“Trading Day” means a day during which (i) the Nasdaq Global Select Market is open for trading, or if the Class A Common Stock is not listed on the Nasdaq Global Select Market, the principal U.S. national securities exchange on which the Class A Common Stock is listed is open for trading, and has a scheduled closing time of 4:00 p.m., New York City time (or the then standard closing time for regular trading on the relevant exchange or market), or if the Class A Common Stock is not so listed, any Business Day, and (ii) there is no Market Disruption Event.

“Trading Price” means, with respect to a Note on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include one or more of the Initial Purchasers; provided that if only one such bid can be reasonably obtained by the Trustee, then this one bid shall be used; and provided further that, if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from an independent nationally recognized securities dealer then, for the purpose of determining the convertibility of the Notes pursuant to Section 10.01(a)(6) only, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of (a) the Conversion Rate on such determination date and (b) the Closing Sale Price of a share of Class A Common Stock on such determination date.

“Trigger Event” has the meaning specified in Section 10.05(d).

“Trust Officer” means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means any Subsidiary of the Company that has been designated as an “Unrestricted Subsidiary” in accordance with the terms of the Existing Debt Agreements and, to the extent that all of the Existing Debt Agreements cease to remain in effect, means any Subsidiary of the Company that has been designated as an “Unrestricted Subsidiary” in accordance with the last of the Existing Debt Agreements that ceases to be in effect as of the last day that such Existing Debt Agreement was in effect.

“Volume Weighted Average Price” on any Settlement Period Trading Day means:

(i)           with respect to Class A Common Stock, the per share volume weighted average price as displayed on Bloomberg (or any successor service) Page CETV.UQ <EQUITY> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Settlement Period Trading Day (or, if such Volume Weighted Average Price is unavailable, the market value per share of Class A Common Stock on such Settlement Period Trading Day as determined by a nationally recognized independent investment banking firm (which may be an Initial Purchaser or one of its affiliates) retained for this purpose by the Company); or

(ii)           with respect to any Reference Property, the volume weighted average price per unit of Reference Property as determined in a manner substantially consistent with the manner in which the “Volume Weighted Average Price” of a share of Class A Common Stock is to be determined in accordance with clause (i) as determined in good faith by the Company.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of members of the management board, directors or persons acting in a similar capacity on similar corporate bodies.

“Wholly Owned Subsidiary” means a Subsidiary of the Company, all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02                                           Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           “or” is not exclusive;

(3)           “including” means including without limitation; and

(4)           words in the singular include the plural and words in the plural include the singular.

ARTICLE 2
THE NOTES

SECTION 2.01                                           Designation, Amount and Issuance of Notes.  The Notes shall be designated as “3.50% Senior Convertible Notes due 2013.” The Notes initially will be issued in an aggregate principal amount not to exceed (i) $475,000,000 plus (ii) such additional aggregate principal amount of Notes as may be issued from time to time as Additional Notes in accordance with such Section 2.14 (except pursuant to Sections 2.09 and 2.11 hereof).  Notes may be executed by the Company and delivered to the Trustee for authentication as provided in Section 2.04.  The Notes shall be jointly and severally Guaranteed by the Subsidiary Guarantors as provided in Article 11.

SECTION 2.02                                           Form of the Notes.   The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Notes, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Notes”). The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary; and beneficial interests in the Global Notes shall be subject to all rules and procedures of the Depositary.  Except as provided in Section 2.08(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of and interest on any Global Notes shall be made to the Depositary in immediately available funds.

SECTION 2.03                                           Date and Denomination of Notes; Payment at Maturity; Payment of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified in the form of Notes attached as Exhibit A hereto.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The amount of interest payable for any period that is less than a whole month shall be computed on the basis of the actual number of days elapsed during such less than whole-month period divided by 360.

If any payment date is not a Business Day, payment will be made on the next succeeding Business Day and no interest will accrue thereon.

On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 principal amount per Notes and accrued and unpaid interest to, but not including, the Maturity Date.  With respect to Global Notes, such principal and interest will be paid to the Depositary in immediately available funds.  With respect to any certificated Notes, such principal and interest will be payable at the Company’s office or agency maintained for that purpose, which initially will be the office or agency of the Trustee located at 101 Barclay Street, Floor 8W, New York, N.Y. 10286, Attention:  Corporate Trust Administration.  For the avoidance of doubt, the payment at maturity of principal and accrued and unpaid interest to, but not including, the Maturity Date is the only scheduled principal repayment under the Notes.

Interest on the Notes will accrue at the rate of 3.50% per annum, from March 10, 2008 until the principal thereof is paid or made available for payment.  Interest shall be payable in cash on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing September 15, 2008, to the Person in whose name any Note is registered on the Register at 5:00 p.m., New York City time, on any Regular Record Date with respect to the applicable Interest Payment Date, except that the interest payable upon the Maturity Date will be payable to the Person to whom the principal amount is paid.  Notwithstanding the foregoing, any Notes or portion thereof surrendered for conversion after 5:00 p.m., New York City time, on the Regular Record Date for an Interest Payment Date but prior to the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made:

(i)           with respect to conversions after 5:00 p.m., New York City time, on the Regular Record Date immediately preceding the Maturity Date;

(ii)           with respect to conversions in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; and

(iii)           with respect to any overdue interest, if overdue interest exists at the time of conversion with respect to such Notes.

The Company shall pay interest:

(i)           on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee;

(ii)           on any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Holder of such Notes as it appears in the Register, provided, however, that, at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee; and

(iii)           on any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date, provided, however, that, at maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee.

SECTION 2.04                                           Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes for original issue, upon receipt of a written order or orders of the Company signed by an Officer (a “Company Order”):  (i) pursuant to the Purchase Agreement, in the aggregate principal amount of up to $475,000,000 and (ii) from time to time, in such aggregate principal amount as shall be established for any Additional Notes established pursuant to the respective Officers’ Certificate in respect thereof delivered pursuant to Section 2.14.  The Company Order shall specify the amount of Notes to be authenticated and shall state the date on which such Notes are to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.05                                           Registrar, Paying Agent and Conversion Agent.      The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where Notes may be presented for conversion (the “Conversion Agent”).  The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.  The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term “Paying Agent” includes any additional paying agent, the term “Registrar” includes any co-registrars and the term “Conversion Agent” includes any additional conversion agent.  The Company initially appoints the Trustee as (i) Registrar, Paying Agent and Conversion Agent in connection with the Notes and (ii) the custodian with respect to the Global Notes.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

The Company may remove any Registrar, Paying Agent or Conversion Agent upon written notice to such Registrar, Paying Agent, Conversion Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (1) above. The Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent, Conversion Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.06                                           Paying Agent to Hold Money in Trust.  By 3 p.m., London time, on the Business Day prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.07                                           Noteholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the TIA.  If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders and shall otherwise comply with Section 312(a) of the TIA.

SECTION 2.08                                           Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Notes to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Notes, but the Company or the Trustee may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Notes or portions thereof surrendered for conversion pursuant to Article 10 or (b) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Article 3.

(b)           The following provisions shall apply only to Global Notes:

(i)           Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Notes therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii)           Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless

(A)           the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days, or

(B)           the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes.

Any Global Notes exchanged pursuant to this Section 2.08(b)(ii) shall be so exchanged in whole and not in part.

(iii)           In addition, certificated Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture, including its rights following the occurrence of an Event of Default.

(iv)           Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar, provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(v)           In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Company will promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.

(vi)           Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Notes.

(vii)           At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced by the Trustee and the Depositary in their records.

(c)           Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.08(c) to bear the legend set forth in this Section 2.08(c) (together with any Class A Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Exhibit B, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.08(c) (including those set forth in the legend below and the legend set forth in Exhibit B) unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.08(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Prior to the date one year following the later of the Closing Date and the Issue Date of the last subsequent issuance of the Notes and Subsidiary Guarantees, if any, any certificate evidencing a Restricted Security shall bear a legend in substantially the following form (or as set forth in Exhibit B, in the case of Class A Common Stock issued upon conversion of the Notes), unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing as set forth above, with written notice thereof to the Trustee:

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND SUBSIDIARY GUARANTEES AND THE LAST SUBSEQUENT ISSUANCE OF THE NOTES AND THE SUBSIDIARY GUARANTEES, IF ANY, OF CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE SHARES OF CLASS A COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED OR BECOME EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

In connection with any transfer of the Notes and Subsidiary Guarantees prior to the date one year following the later of the Closing Date and the Issue Date of the last subsequent issuance of the Notes and Subsidiary Guarantees, if any (other than a transfer pursuant to clause (2)(C) above), the Holder must complete and deliver the transfer certificate contained in this Indenture to the Trustee (or any successor Trustee, as applicable). If the proposed transfer is pursuant to clause (2)(D) above, the Holder must, prior to such transfer, furnish to the Trustee (or any successor Trustee, as applicable), such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The legend set forth above will be removed upon the earlier of the transfer of the Notes evidenced thereby pursuant to clause (2)(C) above or the expiration of one year following the later of the Closing Date and the Issue Date of the last subsequent issuance of the Notes and Subsidiary Guarantees (including any Additional Notes issued pursuant to Section 2.14).

Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Notes for exchange to the Registrar in accordance with the provisions of this Section 2.08, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.08(c). If such Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.08(c), the principal amount of the legended Global Notes shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.08(c) shall be increased by an equal principal amount. If a Global Note without the legend set forth in this Section 2.08(c) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Notes to the Depositary.

In the event Rule 144(b)(1)(i) as promulgated under the Securities Act is amended to change the one-year period under Rule 144(b)(1)(i), then, the references in the restrictive legend set forth above to “one year,” and in the corresponding transfer restrictions described above included in this Indenture and the Notes and with respect to shares of the Class A Common Stock will be deemed to refer to such changed period, from and after receipt by the Trustee of an Officers’ Certificate and Opinion of Counsel evidencing such changes. However, such changes will not be made if they are otherwise prohibited by, or would otherwise cause a violation of, the federal securities laws applicable at the time.  As soon as practicable after the Company knows of the effectiveness of any such amendment to change the one-year period under Rule 144(b)(1)(i), unless such changes would otherwise be prohibited by, or would otherwise cause a violation of, the federal securities laws applicable at the time, the Company will provide to the Trustee an Officers’ Certificate and Opinion of Counsel evidencing such changes as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

(d)           Any Restricted Securities, prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision), purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Class A Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(e)           The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders of Notes and all payments to be made to Holders of Notes under the Notes shall be given or made only to or upon the order of the registered Holders of Notes (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Notes shall be exercised only through the Depositary subject to the customary procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.09                                           Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Noteholder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Noteholder (i) satisfies the Company and the Trustee within a reasonable time after it has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company.  If required by the Trustee or the Company, such Noteholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Noteholder for their expenses in replacing a Note. In case any Note which has matured or is about to mature or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn), as the case may be, or is to be converted into Class A Common Stock, shall become mutilated or be destroyed, lost or wrongfully taken, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or wrongful taking, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or wrongful taking of such Notes and of the ownership thereof.

Every replacement Note is an additional obligation of the Company.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.10                                           Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Fundamental Change Repurchase Date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.11                                           Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

SECTION 2.12                                           Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company upon its request therefor. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.13                                           CUSIP, Common Code and ISIN Numbers. The Company in issuing the Notes may use “CUSIP”, “Common Code” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP”, “Common Code” and “ISIN” numbers in all notices issued to Noteholders as a convenience to such Noteholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any changes to the CUSIP, Common Code and ISIN numbers.

SECTION 2.14                                           Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Noteholders, create and issue pursuant to this Indenture additional Notes (“Additional Notes”) having terms and conditions set forth in Exhibit A identical to those of the other outstanding Notes, except that Additional Notes may:

(1)           have a different Issue Date from the Issue Date for other outstanding Notes;

(2)           have a different issue price than other outstanding Notes; and

(3)           have terms specified in the Additional Notes Board Resolutions for such Additional Notes making appropriate adjustments to this Article 2 and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any outstanding Notes (other than such Additional Notes);

provided, that no adjustment pursuant to this Section 2.14 shall cause such Additional Notes to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Notes issued pursuant to the Purchase Agreement for U.S. federal income tax purposes; and provided further, that the Additional Notes have the same CUSIP number as other outstanding Notes.  No Additional Notes may be issued if on the Issue Date therefor any Event of Default has occurred and is continuing.

The Notes originally issued pursuant to the Purchase Agreement and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, offers to purchase and United States federal tax purposes.

With respect to any issuance of Additional Notes, the Company shall deliver to the Trustee a resolution of the Board of Directors and an Officers’ Certificate in respect of such Additional Notes, which shall together provide the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)           the Issue Date, issue price, amount of interest accrued and payable on the first Interest Payment Date, first Interest Payment Date, CUSIP number and corresponding ISIN of such Additional Notes; and

(3)           such matters as shall be applicable to such Additional Notes as described in clauses (3) and (3) of the preceding paragraph.

SECTION 2.15                                           Defaulted Interest. Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of thirty (30) calendar days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and interest (to the extent lawful) on such defaulted interest at the annual rate borne by the Notes plus, to the extent lawful, one percent (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at 5:00 p.m., New York City time, on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than thirty (30) calendar days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the Special Interest Payment Date and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given to each Noteholder, not less than ten (10) calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at 5:00 p.m., New York City time, on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)           Subject to the foregoing provisions of this Section 2.15, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE 3
REPURCHASE OF NOTES

SECTION 3.01                                           Repurchase at Option of Holders Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to maturity of the Notes, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the “Fundamental Change Repurchase Date”) specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after the date of the Company Repurchase Notice related to such Fundamental Change at a cash repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, subject to the satisfaction by the Holder of the requirements set forth in Section 3.01(c); provided that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the Holders of record of the Notes on the applicable Regular Record Date instead of the Holders surrendering the Notes for repurchase on such date.

(b)           On or before the fifth calendar day after the occurrence of a Fundamental Change, the Company shall mail or deliver or cause to be mailed or delivered to all Holders of record of the Notes on the date of the Fundamental Change at their addresses shown in the Register (and to beneficial owners of the Notes as required by applicable law) a Company Repurchase Notice as set forth in Section 3.02 with respect to such Fundamental Change. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Holders of Notes.  Simultaneously with providing such notice, the Company shall also publicly announce such information and make the information available on the Company Website.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c)           For Notes to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Notes duly completed (if the Notes are certificated) or stating the following (if the Notes are represented by a Global Note): (A) the certificate number of the Notes which the Holder will deliver to be repurchased or compliance with the appropriate Depositary procedures, (B) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (C) that such Notes shall be repurchased by the Company pursuant to the terms and conditions specified in the Notes and in this Indenture, together with (ii) such Notes duly endorsed for transfer (if the Notes are certificated) or book-entry transfer of such Notes (if such Notes are represented by a Global Note).  The delivery of such Notes to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefor; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d)           The Company shall repurchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

(e)           The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Notes.

SECTION 3.02                                           Company Repurchase Notice.  In connection with any repurchase of Notes pursuant to Section 3.01, the notice contemplated by such provision (the “Company Repurchase Notice”) shall:

(1)           state the repurchase price and the Fundamental Change Repurchase Date to which the Company Repurchase Notice relates;

(2)           state the event constituting the Fundamental Change and the date of the Fundamental Change;

(3)           state that the repurchase price will be paid in cash;

(4)           state that Holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date;

(5)           include a form of Repurchase Notice;

(6)           state the name and address of the Paying Agent;

(7)           state that Notes must be surrendered to the Paying Agent to collect the repurchase price;

(8)           state that a Holder may withdraw its Repurchase Notice in whole or in part at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 3.03;

(9)           state that the Notes are then convertible, the then applicable Conversion Rate, and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Notes as a result of the occurrence of the Fundamental Change;

(10)           state that Notes as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture;

(11)           state the amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Fundamental Change Repurchase Date; and

(12)           state the CUSIP number of the Notes.

A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, that the text of the Company Repurchase Notice shall be prepared by the Company.

The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other tender offer rules under the Exchange Act that may be applicable at the time of the repurchase of the Notes, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other federal and state securities laws in connection with the repurchase of the Notes.

SECTION 3.03                                           Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.01, the Holder of the Notes in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Notes. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or the Notes by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Notes (provided the Holder has satisfied the conditions in Section 3.01) and (y) the time of book-entry transfer or delivery of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 3.01.  The Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:

(a)           the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(b)           the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

(c)           the principal amount, if any, of such Notes which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

If a Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Notes listed in such Repurchase Notice.

SECTION 3.04                                           Deposit of Repurchase Price. By 3 p.m., London time, on the Business Day prior to the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company or a Wholly Owned Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If on the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price of the Notes that Holders have elected to require the Company to repurchase in accordance with Section 3.01, then, as of the Fundamental Change Repurchase Date, such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the Holders of such Notes will terminate, other than the right to receive the repurchase price and accrued and unpaid interest upon delivery or book-entry transfer of the Notes.  This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.

SECTION 3.05                                           Notes Repurchased in Part.  Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

ARTICLE 4
COVENANTS

SECTION 4.01                                           Payment of Notes. The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

To the extent lawful, payments of principal or interest on the Notes that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate from the most recent Interest Payment Date to which interest has been paid.  The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02                                           Maintenance of Office or Agency.  The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  As of the date of this Indenture, such office is located at the office of the Trustee located at 101 Barclay Street, Floor 8-W, New York, NY  10286 and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.08.  If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Notes it can identify from its records.

SECTION 4.03                                   144A Information.  The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial owner of Notes or holder or beneficial owner of any Class A Common Stock (collectively, for purposes of this Section 4.03, “holder”) issued upon conversion thereof which continue to be Restricted Securities and any prospective purchaser of Notes or such Class A Common Stock designated by such holder, the information, if any, required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder of the Notes or such Class A Common Stock, until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming such securities have not been owned by an Affiliate of the Company.

SECTION 4.04                                           Existence.  Except in compliance with Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

SECTION 4.05                                           Compliance Certificate. The Company shall deliver to the Trustee within 120 calendar days after the end of each Fiscal Year of the Company an Officers’ Certificate stating whether or not, to the knowledge of such officer, any Default occurred during such period and if so, describing each Default, its status and the action the Company is taking or proposes to take with respect thereto.

SECTION 4.06                                           Additional Interest Notice.  In the event that the Company is required to pay any Additional Interest or any Reporting Additional Interest, as applicable, to Holders of Notes, the Company will provide written notice to the Trustee of its obligation to pay Additional Interest or Reporting Additional Interest, as the case may be, no later than two calendar days prior to the relevant Interest Payment Date for Additional Interest or Reporting Additional Interest, as the case may be, and such notice shall set forth the amount of Additional Interest or Reporting Additional Interest, as the case may be, to be paid by the Company on such Interest Payment Date. The Trustee shall not at any time be under any duty or responsibility to any Noteholder to determine the Additional Interest or Reporting Additional Interest, as the case may be, or with respect to the nature, extent or calculation of the amount of Additional Interest or Reporting Additional Interest, as the case may be, when made, or with respect to the method employed in such calculation of the Additional Interest or Reporting Additional Interest, as the case may be.

SECTION 4.07                                           Reporting Obligation.  (a) The Company shall deliver to the Trustee, within 15 calendar days after the Company would have been required to file with the SEC, copies of its annual reports and of information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  The Company shall also comply with the other provisions of Section 314(a) of the TIA.

(b)           Delivery of reports, information and other documents under this Section 4.07 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.08                                           Covenant to Obtain Prior Shareholder Approval.  The Company covenants not to enter into any transaction, or take any other action, that will require an adjustment to the Conversion Rate that would exceed the number of shares of Class A Common Stock that would require shareholder approval under the continued listing standards of the Nasdaq Stock Market without having obtained prior shareholder approval.

SECTION 4.09                                           Impairment of Security Interest.  The Company shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action that would have the result of materially impairing the security interest with respect to the Collateral, and the Company will not, and will not permit any Restricted Subsidiary to, grant to any Person other than the Trustee for the benefit of the holders of the Notes, any interest whatsoever in any of the Collateral, except as permitted in the Security Agreements or under Section 4.10.

SECTION 4.10                                           Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness of the Company or any Restricted Subsidiary unless contemporaneously with the incurrence of the Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

SECTION 4.11                                           Additional Amounts.  All payments made by a Payor under, or with respect to, the Notes or a Subsidiary Guarantee, will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or other governmental charges of whatever nature (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) unless the Payor is required to withhold or deduct such Taxes by law or by the official interpretation or administration thereof. If the Payor is required to withhold or deduct any amount for, or on account of, Taxes imposed or levied by or on behalf of (i) Bermuda, Netherlands, and Netherlands Antilles or any political subdivision or governmental authority of any thereof or therein having the power to tax, (ii) any jurisdiction from or through which payment on the Notes or the Subsidiary Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax, or (iii) any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (any of the aforementioned being a “Relevant Taxing Jurisdiction”) from any payment made under or with respect to the Notes or any Subsidiary Guarantee, the Payor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted;  provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)
any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder, including, without limitation, such relevant holder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation), and the Relevant Taxing Jurisdiction other than a connection resulting from the mere ownership or holding of such Note or enforcement of rights thereunder or under the Subsidiary Guarantee or the receipt of payments in respect thereof;

(2)
any Taxes that would not have been so imposed if the holder had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant holder at that time has been notified (in accordance with the procedures set forth in Section 13.02 of the Indenture) by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)
any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(4)	any Taxes that are payable otherwise than by withholding from a payment of the principal of, or interest, on the Notes or under the Subsidiary Guarantee;

(5)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(6)
any withholding or deduction imposed on a payment to an individual and required to be made pursuant to the European Union Directive on the taxation of savings income (the “Directive”) which was adopted by the ECOFIN Council of the European Union (the Council of EU finance and economic ministers) on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, the Directive; or

(7)	any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant Note to another Paying Agent in a member state of the European Union.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (7) inclusive above.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each holder. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the holders of the Notes upon request.

The foregoing obligations of this Section 4.11 will survive any termination or discharge of this Indenture and will apply with appropriate changes to any jurisdiction in which any successor Person to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Whenever in this Indenture or in the Notes there is mentioned, in any context, the payment of principal or interest, if any, the repurchase price in connection with a Fundamental Change, the Conversion Settlement Amount or any other amount payable under or with respect to any Note and the Subsidiary Guarantees, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 4.12                                           Restrictions regarding Share Pledges.  CME BV shall not, and neither the Company nor CME NV shall permit CME BV to, acquire or invest in real estate in the Netherlands if as a result of such acquisition more than 70% of the assets of CME BV, on a consolidated basis, consist of real property in the Netherlands such that the shares of the Capital Stock of CME BV are qualified as Dutch real property for purposes of Article 4 of the Dutch Legal Transaction Taxes Act (Wet op belastingen van rechtsverkeer), as amended or replaced from time to time.

Article 5
SUCCESSOR COMPANY

SECTION 5.01                                           When Company May Consolidate, Amalgamate, Merge or Transfer Assets. The Company shall not, in a single transaction or a series of related transactions, consolidate with, amalgamate with or merge with or into any other Person, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of its property and assets to another Person, unless:

(a)           either (i) the Company is the continuing corporation or (ii) the resulting, surviving or transferee Person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of Bermuda, the United Kingdom, the Netherlands, the Netherlands Antilles, the Cayman Islands, the Czech Republic, the Republic of Cyprus or the United States, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and this Indenture, and, to the extent then operative, by a supplemental agreement, all of the Company’s obligations under each Registration Rights Agreement, in each case in a form reasonably satisfactory to the Trustee;

(b)           immediately after giving effect to the transaction described above, no Default or Event of Default has occurred and is continuing;

(c)           if as a result of such transaction the Notes become convertible into common stock or other securities issued by any Person other than the Company or the resulting, surviving or transferee Person, such other Person fully and unconditionally guarantees all obligations of the Company or the resulting, surviving or transferee Person (if other than the Company), as applicable, under the Notes and this Indenture and, to the extent then operative, each Registration Rights Agreement; and

(d)           the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.

SECTION 5.02                                           Successor to be Substituted. In case of any such consolidation, amalgamation, merger, sale, lease, transfer, conveyance or other disposition in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, and, to the extent then operative, by supplemental agreement, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of all of the obligations of the Company under each Registration Rights Agreement, such successor Person shall succeed to, and be substituted for, the Company, and may exercise every right and power of the Company with the same effect as if it had been named herein as the party of this first part, and the Company shall be discharged from its obligations under the Notes, this Indenture and each Registration Rights Agreement.  Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Central European Media Enterprises Ltd. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, lease, transfer, conveyance or other disposition, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

SECTION 5.03                                           Opinion of Counsel to be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease, transfer, conveyance or other disposition and any such assumption complies with the provisions of this Article 5.

SECTION 5.04                                           When Subsidiary Guarantor May Merge or Transfer Assets.

(a)           In addition, so long as any of the Existing Debt Agreements remain in effect, the Company will not permit any Subsidiary Guarantor to consolidate with, amalgamate with or merge with or into any Person (other than another Subsidiary Guarantor), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or a series of related transactions to, another Person (other than another Subsidiary Guarantor) whether or not affiliated with such Subsidiary Guarantor unless:

(1) (a) the resulting, surviving or transferee Person will be a corporation or a limited liability company organized and existing under the laws of Bermuda, any member state of the European Union that was a member of the European Union as of the Closing Date, or the United States, any state thereof or the District of Columbia and such Person (if not the Subsidiary Guarantor) will expressly assume all the obligations of such Subsidiary Guarantor under the Notes and this Indenture, including the Subsidiary Guarantee of such Subsidiary Guarantor, pursuant to a supplemental indenture executed and delivered to the Trustee in a form and substance reasonably satisfactory to the Trustee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the indenture; or

(2)           the transaction is made in compliance with the Existing Debt Agreements.

The Person formed by or surviving such consolidation, amalgamation or merger (if other than the Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture, but in the case of a lease of all or substantially all of its assets, such Subsidiary Guarantor will not be released from its obligation under its Subsidiary Guarantee to pay the principal of, and interest on the Notes in the event of a default as described above.

ARTICLE 6
DEFAULTS AND REMEDIES

SECTION 6.01                                           Events of Default. An “Event of Default” occurs if there is:

(1)           a default in any payment of interest on any Note when the same becomes due and payable and such default continues for 30 calendar days;

(2)           a default in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon declaration or otherwise or upon required repurchase in connection with a Fundamental Change;

(3)           a failure to deliver shares of Class A Common Stock or the Conversion Settlement Amount as required pursuant to Article 10 in satisfaction of the Company’s Conversion Obligation upon the conversion of any Notes and such failure continues for five Business Days following the scheduled settlement date for such conversion;

(4)           a failure to provide notice of the anticipated effective date or actual effective date of a Fundamental Change on a timely basis as required by Section 3.01 or 10.01 hereof and such failure continues for five calendar days;

(5)           a failure to perform or observe any other term, covenant or agreement in the Notes or this Indenture (other than those referred to in (1), (2), (3), or (4) above) and such failure continues for 60 calendar days after the notice specified below;

(6)           a failure by the Company or a Subsidiary Guarantor to comply with the provisions described in Section 5.01 and Section 5.04, respectively.

(7)           a default under any charge, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default:

(a)	is caused by a failure to pay principal of, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness; or

(b)	results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more;

(8)           a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official for the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company and any of its Significant Subsidiaries on a consolidated basis and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (iii) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (B) the Company or any of its Significant Subsidiaries (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable bankruptcy, insolvency, examination, court protection or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company, any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company, any of its Significant Subsidiaries or (iii) effects any general assignment for the benefit of creditors;

(9)           a failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of €25 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(10)           except as permitted by this Indenture, a Subsidiary Guarantee is held in one or more judicial proceedings to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of the Company or a Subsidiary Guarantor, shall deny or disaffirm its obligations under this Indenture or the Subsidiary Guarantee;

(11)           any security interest under the Security Agreements shall, at any time, cease to be in full force and effect (other than in accordance with the relevant Security Agreements or this Indenture) for any reason other than satisfaction in full of all obligations of the Company under this Indenture or the release of any such security interest in accordance with the Security Agreements or this Indenture or any such security interest created thereunder shall be declared invalid or unenforceable or CME shall assent that any such security is invalid or unenforceable or any pledgor disaffirms its obligations under the Security Agreements; or

(12)           a default under any other Indebtedness that is secured by the Collateral if such default results in the creditors under such Indebtedness commencing an enforcement action of their security rights over the Collateral.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (5) of this Section 6.01 will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and such default is not cured within the time specified by clause (5) of this Section 6.01 after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

SECTION 6.02                                           Acceleration.  If an Event of Default (other than an Event of Default described in clause (8) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders of the Notes shall, declare the principal of, and accrued and unpaid interest, if any, on all the Notes to be due and payable.  Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately.  In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (7) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the payment default or cross acceleration triggering such Event of Default pursuant to clause (7) of Section 6.01 shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (x) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.  If an Event of Default described in clause (8) of Section 6.01 occurs and is continuing, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes.

SECTION 6.03                                           Other Remedies.  If an Event of Default of which a Trust Officer of the Trustee has knowledge occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

SECTION 6.04                                           Waiver of Past Defaults.  Subject to Sections 6.07 and 9.02, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.02, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may waive all past defaults (except with respect to nonpayment of principal or interest and rescind any such declaration of acceleration with respect to the Notes and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of or interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.  Such waiver shall not excuse a continuing Event of Default in the payment of interest or principal on such Note held by a non-consenting holder of the Notes, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all holders of the Notes.  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of holders of the Notes has consented to such waiver and attaching copies of such consents.  When a Default or Event of Default is waived, it is cured and ceases. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Noteholders, by notice to the Trustee may waive any past Default or Event of Default and its consequences (including votes for or consents to such a waiver obtained in connection with a purchase of or tender offer or exchange offer for, Notes) except:

(i)	a Default in the payment of the principal of or interest on a Note;

(ii)
a Default arising from the failure of the Company to deliver (i) shares of Class A Common Stock or (ii) cash and, if applicable, Class A Common Stock upon the conversion of any Notes pursuant to the terms of this Indenture;

(iii)	a Default arising from the failure to repurchase any Note when required pursuant to the terms of this Indenture; or

(iv)	a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05                                           Control by Majority.  Subject to Section 2.10, the Holders of the Notes of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of the Notes, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06                                           Limitation on Suits.  Subject to Section 6.07 of this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of Holders unless such Holders have offered to the Trustee indemnity or security against any loss, liability or expense satisfactory to the Trustee.  Except to enforce the right to receive payment of principal, or interest when due or to convert such Notes in accordance with Article 10, no Holder of the Notes may pursue any remedy with respect to this Indenture or the Notes unless:

(a)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)           Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(c)           such Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(d)           the Trustee has not complied with such request within 60 calendar days after the receipt of the request and the offer of security or indemnity; and

(e)           the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 6.07                                           Rights of Noteholders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of the Notes to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to convert such Notes in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder of the Notes.

SECTION 6.08                                           Collection Suit by Trustee.  If an Event of Default in payment of principal and interest, if any, specified in clause (1) or clause (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Subsidiary Guarantor or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.09                                           Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, advances or any other amounts due to the Trustee under Section 7.07, its agents, appointees and counsel, accountants and experts) and the holders of the Notes allowed in any judicial proceedings relating to the Company or any Subsidiary Guarantor, their creditors or their property or any other obligor on the Notes, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each holder of the Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and appointee and counsel, and any other amounts due to the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and appointees and counsel, and any other amounts due to the Trustee under Section 7.07 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.10                                           Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First:  to the Trustee, the Agents and their agents and appointees and attorneys for amounts due under Section 7.07, including (but not limited to) payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to holders of the Notes for amounts due and unpaid on the Notes for principal and interest or pursuant to the Company’s Conversion Obligation ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest respectively; and

Third: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to holders of the Notes pursuant to this Section 6.10; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for holders of the Notes pursuant to this Section 6.10.

SECTION 6.11                                           Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder of the Notes pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.12                                           Waiver of Stay, Extension or Usury Laws.  The Company shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13                                           Sole Remedy for Failure to Report.  Notwithstanding any other provision of this Indenture, the sole remedy for an Event of Default relating to the failure of the Company to comply with its agreements under Section 4.07(a) of this Indenture will for the 180 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Reporting Additional Interest”) on the principal amount of the Notes at a rate equal to 0.50% per annum. This Reporting Additional Interest will be payable in the same manner and on the same Interest Payment Dates and subject to the same terms as other interest payable under this Indenture. Reporting Additional Interest will accrue on all outstanding Notes from and including the date on which such Event of Default relating to a failure to comply with Section 4.07(a) first occurs to but not including the 180th calendar day thereafter (or such earlier date on which the Event of Default relating to a failure to comply with Section 4.07(a) shall have been cured or waived). On such 180th calendar day (or such earlier date on which the Event of Default relating to a failure to comply with Section 4.07(a) shall have been cured or waived), such Reporting Additional Interest will cease to accrue and on such 180th calendar day the Notes will be subject to acceleration and other remedies as provided in this Article 6 if the Event of Default is continuing. For the avoidance of doubt, the provisions of this Section 6.13 will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default and will have no effect on the rights of Holders of Notes under each Registration Rights Agreement.  For the further avoidance of doubt, the Reporting Additional Interest shall not begin accruing until the Company fails to comply with Section 4.07(a) for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of outstanding Notes.

SECTION 6.14                                           The Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture and under any Notes and Subsidiary Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as Trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.15                                           The Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

SECTION 6.16                                           Delay or Omission Not Waiver.   No delay or omission of the Trustee or of any holder of the Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Section 6.16 or by law to the Trustee or to the Holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Notes, in each case in accordance with the terms of this Indenture.

SECTION 6.17                                           Restoration of Rights and Remedies.  If the Trustee or any holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder of the Notes, then and in every such case, subject to any determination in such proceeding, the Company, each Subsidiary Guarantor, the Trustee and the Holders of the Notes shall be restored by the Company severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of the Notes shall continue as though no such proceeding had been instituted.

SECTION 6.18                                           Notices of Default.  If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 calendar days after it occurs. Except in the case of a Default in the payment of principal of, or interest, if any, on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of Holders of the Notes.

The Company shall deliver to the Trustee, as soon as practicable after the Company becomes aware of a Default or should have reasonably become aware of a Default, written notice in the form of an Officers’ Certificate of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

ARTICLE 7
TRUSTEE

SECTION 7.01                                           Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)           Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(i)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02                                           Rights of Trustee.  (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)           The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)           The permissive rights of the Trustee enumerated herein shall not be construed as duties.

SECTION 7.03                                           Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Conversion Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04                                           Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.05                                           Notice of Defaults.  (a) The Trustee shall not be deemed to have notice of any Default, other than a payment default, unless a Trust Officer shall have been advised in writing that a Default has occurred. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.

(b)           If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 calendar days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders.

SECTION 7.06                                           [Reserved]

.

SECTION 7.07                                           Compensation and Indemnity.  The Company shall pay to the Trustee and Agents from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder.  The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel or appointees) incurred or made by them in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s or any Agent’s negligence, willful misconduct or bad faith.

The Company agrees to pay the reasonable fees and expenses of the Trustee’s legal counsel, Latham & Watkins LLP, in connection with its review, preparation and delivery of this Indenture and related documentation.

The Company shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee’s and Agents’ affiliates, officers, directors, employees and agents) and in any other capacity the Trustee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, proceedings, demands, costs, expense or liability including taxes (other than taxes based on the income of the Trustee or franchise, doing business or other similar taxes imposed on the Trustee) incurred by the Trustee or an Agent without negligence or willful misconduct on its part in connection with acceptance of administration of this trust and performance of any provision under this Indenture, including the reasonable expenses and counsel fees and expenses of defending itself against any claim of liability arising hereunder.  The Trustee and the Agents shall notify the Company promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity.  However, the failure by the Trustee or the Agent to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company need not reimburse or indemnify against any loss liability or expense incurred by the Trustee through its own willful misconduct or negligence.  The Company shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel, but at the Trustee’s expense unless the named parties in any such proceeding (including any impleaded parties) include both the Company and the Trustee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them).  The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 7.07, the Trustee and the Agents shall have a claim prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or interest on particular Notes.

When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (8) of Section 6.01, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the holders of the Notes in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

The Company’s obligations under this Section 7.07 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Company’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

Save as otherwise expressly provided in this Indenture, the Trustee shall have absolute and uncontrolled discretion as to the exercise of the discretions vested in the Trustee by this Indenture but, whenever the Trustee is bound to act under this Indenture at the request or direction of the holders of the Notes, the Trustee shall nevertheless not be so bound unless first indemnified to its satisfaction against all proceedings, claims and demands to which it may render itself liable and all costs, charges, expenses and liabilities which it may incur by so doing.

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.07.

SECTION 7.08                                           Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver or other public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes and such Noteholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Noteholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09                                           Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10                                           Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11                                    Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8
DISCHARGE OF INDENTURE

SECTION 8.01                                           Discharge of Liability on Notes.  (a)When (i) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or upon a repurchase pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon repurchase all outstanding Notes, including interest thereon to maturity or such repurchase date (other than Notes replaced pursuant to Section 2.09), and cash and any shares of Class A Common Stock or other property due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)           Notwithstanding clause (a) above, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.

SECTION 8.02                                           Application of Trust Money.  The Trustee shall hold in trust money and any shares of Class A Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article 8.  It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes or, in the case of cash and any shares of Class A Common Stock or other property due in respect of converted Notes, in accordance with this Indenture in relation to the conversion of Notes pursuant to the terms hereof.

SECTION 8.03                                           Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and cash and any shares of Class A Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors.

SECTION 8.04                                           Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Class A Common Stock or other property due in respect of converted Notes in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Class A Common Stock or other property due in respect of converted Notes in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENTS

SECTION 9.01                                           Without Consent of Noteholders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

(a)           to provide for amendments to the conversion rights of Holders of the Notes and the Company’s repurchase obligations in connection with a Fundamental Change or in the event of any change or reclassification of the Class A Common Stock, consolidation, amalgamation, merger or sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s property and assets;

(b)           to comply with Article 5;

(c)           to surrender any right or power herein conferred upon the Company;

(d)           to add to the covenants of the Company for the benefit of the Noteholders (including adding one or more additional put rights in favor of the Noteholders);

(e)           to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders of the Notes in any material respect; provided, further, that any amendment made solely to conform the provisions of this Indenture to the Description of the Notes contained in the Company’s Offering Memorandum dated March 4, 2008 will not be deemed to adversely affect the interests of the Holders of the Notes;

(f)           to increase the Conversion Rate; provided that the increase will not adversely affect the interests of the Holders of the Notes;

(g)           to make any changes or modifications necessary in connection with the registrations of the shares of Class A Common Stock issuable upon conversion of the Notes under the Securities Act as contemplated in each Registration Rights Agreement; provided that such change or modification does not adversely affect the interests of the Holders of the Notes in any material respect;

(h)           to provide additional security under the Notes;

(i)           to add additional guarantees of obligations under the Notes;

(j)           to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; or

(k)           to provide for a successor Trustee.

After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment.  The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02                                           With Consent of Noteholders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for the Notes), without prior notice to any other Noteholder.  However, without the written consent or the affirmative vote of the Holder of each outstanding Note affected by such amendment (including, without limitation, consents obtained in connection with or purchase of, or tender offer or exchange offer for, the Notes), an amendment may not:

(a)           change the Maturity Date of any Note or the date of any interest payment due upon any Note;

(b)           reduce the rate of interest on any Note;

(c)           reduce the principal amount of, or any Additional Amounts, if any, on any Note;

(d)           reduce the amount payable in relation to the repurchase of any Notes;

(e)           change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders;

(f)           except as otherwise permitted pursuant to this Indenture, affect the right of a Holder to convert any Notes and receive the shares of Class A Common Stock or the Conversion Settlement Amount in satisfaction of the Conversion Obligation or reduce the Conversion Rate;

(g)           release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee, except in accordance with this Indenture;

(h)           directly or indirectly release the Collateral except as permitted by the terms of this Indenture and the Security Agreements;

(i)           impair the right of a Holder to receive payment with respect to the Notes or to institute suit for payment of any Notes;

(j)           change the currency in which any Note is payable;

(k)           change the Company’s obligation to maintain an office or agency in New York City under Section 4.02 hereof;

(l)           reduce the percentage in aggregate principal amount of the outstanding Notes required for waiver of past Defaults or Events of Default pursuant to Section 6.02, or otherwise modify Section 6.02, except to increase the percentage in aggregate principal amount of the outstanding Notes required for waiver or to provide for consent of each affected Noteholder; or

(m)           make any change to the second sentence of this Section 9.02.

For the avoidance of doubt, the only written consent or affirmative vote required to approve any of the foregoing changes is the written consent or affirmative vote of the Holder of each Note affected by such change; the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Notes is not additionally required.

It is not necessary for the consent of the Holders of Notes under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment.  The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03                                           [ Reserved].

SECTION 9.04                                           Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Noteholder of a Note shall bind the Noteholder and every subsequent Noteholder of that Note or portion of the Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Noteholder or subsequent Noteholder may revoke the consent or waiver as to such Noteholder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  An amendment or waiver becomes effective in accordance with its terms.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Noteholders after such record date.  No such consent shall be valid or effective for more than 120 calendar days after such record date.

For purposes of this Indenture, the consent of the Holder of a Global Note shall be deemed to include any consent delivered by any member of, or participant in, any Depositary or DTC, any nominees thereof and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company (“Depositary Entity”) by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such Depositary Entity.

Without limiting the generality of this Section 9.04, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary or its nominee that is a Holder of a Global Note, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in or pursuant to this Indenture to be given, made or taken by Holders, and a Depositary or its nominee that is a Holder of a Global Note may duly appoint in writing as its agent or agents members of, or participants in, such Depositary holding interests in such Global Note in the records of such Depositary, with regard to all or any part of the principal amount of such Note.

Nothing in this paragraph shall be construed to prevent the Company or the Trustee from fixing a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no further action by any Person be canceled and of no effect).

SECTION 9.05                                           Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Noteholder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Noteholder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06                                           Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10
CONVERSION OF NOTES

SECTION 10.01                                           Right to Convert.  (a) Subject to and upon compliance with the provisions of this Indenture, on or prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Maturity Date, the Holder of any Notes not previously repurchased shall have the right, at such Holder’s option, to convert the principal amount of the Notes held by such Holder, or any portion of such principal amount which is an integral multiple of $1,000, based on an initial conversion rate of 9.5238 shares of the Company’s Class A Common Stock per $1,000 principal amount of Notes as described in Section 10.12, at the Conversion Rate in effect at such time, by surrender of the Notes so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 10.01 and in the manner provided in Section 10.02 (the “Conversion Obligation.”)  The Notes shall be convertible, on or prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Maturity Date, only during the following periods:

(1)           during any Fiscal Quarter beginning after June 30, 2008 (and only during such Fiscal Quarter), if the Closing Sale Price of a share of Class A Common Stock was more than 130% of the then current Conversion Price for at least 20 Trading Days in the 30 consecutive Trading-Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter;

(2)           if the Company distributes to all or substantially all holders of Class A Common Stock rights or warrants (other than pursuant to a shareholder rights plan) entitling them to purchase, for a period of 45 calendar days or less, Class A Common Stock at a price less than the average Closing Sale Price per share of the Class A Common Stock for the 10 consecutive Trading Days immediately preceding the declaration date for such distribution, on any date during the period specified in Section 10.01(b);

(3)           if the Company distributes to all or substantially all holders of Class A Common Stock, cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a shareholder rights plan, or a dividend or distribution on its Class A Common Stock in shares of Class A Common Stock), which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of the Closing Sale Price per share of the Class A Common Stock on the Trading Day immediately preceding the declaration for such distribution, on any date during the period specified in Section 10.01(b);

(4)           if the Company consolidates with, amalgamates with or merges with or into another Person or sells, leases, transfers, conveys or otherwise disposes of all or substantially all of its assets (other than a consolidation, amalgamation, merger, or sale, lease, transfer, conveyance or other disposition, the primary purpose of which is to effect a reincorporation or redomiciling of the Company) in each case in a transaction that does not constitute a Fundamental Change, in each case pursuant to which the Class A Common Stock would be converted into cash, securities and/or other property, at any time beginning on the Business Day immediately following the effective date of the transaction and until 5:00 p.m., New York City time, on the 30th Business Day thereafter;

(5)           if a Fundamental Change occurs, at any time beginning on the Business Day following the effective date of the Fundamental Change until 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date relating to such Fundamental Change;

(6)           during the five consecutive Business Day period immediately following any five consecutive Trading-Day period in which the Trading Price per $1,000 principal amount of the Notes on each Trading Day during such five consecutive Trading-Day period was less than 98% of the product of (x) Closing Sale Price of a share of Class A Common Stock on such Trading Day multiplied by (y) the Conversion Rate then in effect; or

(7)           on any date that is on or after December 15, 2012.

(b)           In the case of a distribution contemplated by clauses (2) or (3) of Section 10.01(a), the Company shall notify Holders of Notes at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution (the “Distribution Notice”).  The Distribution Notice shall state (i) if the Notes have become or will become convertible at the time of or in connection with such event, (ii) the date on which a record is to be taken for the purpose of such dividend or distribution of Common Stock rights, warrants, cash or other assets, debt securities or rights to purchase the Company’s securities, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution or rights are to be determined and (iii) the period during which Holders are permitted to exercise such conversion rights.  Simultaneously with providing such Distribution Notice, the Company shall issue a press release containing the relevant information and make this information available on the Company Website.  Once the Company has given the Distribution Notice, Holders may surrender their Notes for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date or (ii) the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (2) or (3) of Section 10.01(a), Holders may not convert the Notes if the Holders may otherwise participate in such distribution without converting their Notes.

(c)           The Trustee shall have no obligation to determine the Trading Price of the Notes and whether the Notes are convertible pursuant to clause (6) of Section 10.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Notes makes a request for a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes is less than 98% of the product of the Closing Sale Price of the Class A Common Stock and the Conversion Rate then in effect. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price for the Notes for a Trading Day is greater than or equal to 98% of the product of the Closing Sale Price of the Class A Common Stock and the then current Conversion Rate, and to notify the Company accordingly.  The Trustee’s sole duty in respect of such determination shall consist of requesting and receiving, and, if applicable, averaging the quotations provided by the independent nationally recognized securities dealers referred to in the definition of “Trading Price.”

The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to this Section 10.01(c) (including without limitation the calculation or determination of the Conversion Rate, the Closing Sale Price and the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 10.01(c).

(d)           Whenever the Notes shall become convertible pursuant to Section 10.01(a)(1) or (6), the Company shall promptly notify the Trustee and the Conversion Agent, and the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders, of the event triggering such convertibility in the manner provided in Section 13.02.  Whenever the Notes shall become convertible pursuant to Section 10.01(a)(4) or (5), the Company shall at least 10 calendar days prior to the anticipated effective date of the relevant transaction, notify the Trustee and the Conversion Agent, and the Company, or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders, of the event triggering such convertibility in the manner provided in Section 13.02.  In each case, simultaneously with providing such notice, the Company shall also publicly announce such information and make this information available on the Company Website.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

SECTION 10.02                                           Exercise of Conversion Right; Issuance of Class A Common Stock on Conversion; No Adjustment for Interest or Dividends.  In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must (A) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Conversion Notice”), (B) deliver such Conversion Notice and certificated Note to the Conversion Agent at the office of the Conversion Agent, (C) to the extent any shares of Class A Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent, (D) if required pursuant to Section 10.07, pay all transfer or similar taxes or duties and (E) if required pursuant to Section 2.03, pay funds equal to interest payable on the next Interest Payment Date.

In order to exercise the conversion right with respect to any interest in a Global Note, the Holder must (A) complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion procedures; (B) deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note; (C) furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent; and (D) pay the funds, if any, required by Section 2.03 and any transfer or similar taxes or duties if required pursuant to Section 10.07.

Notes in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Notes pursuant to Section 3.01 may be converted only if such Repurchase Notice is withdrawn in accordance with Section 3.03 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, unless the Company defaults in the payment of the repurchase price.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in this Section 10.02 have been satisfied by the Holders thereof as to such Notes (or portion thereof) (the “Conversion Date”).

The (i) shares of Class A Common Stock or (ii) cash and, if applicable, shares of Class A Common Stock (and in each case cash in lieu of fractional shares) delivered in satisfaction of the Company’s Conversion Obligation will be delivered to such Holder after satisfaction of the requirements for conversion set forth above, in accordance with Section 10.12.

In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to the Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company) and the Depositary shall reduce the principal amount of such Global Note in their records.  The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

Except as provided in Section 2.03, upon conversion, a Holder will not receive any separate cash payment of accrued and unpaid interest on the Notes.  Accrued and unpaid interest to the Conversion Date is deemed to be paid in full upon receipt of the Conversion Settlement Amount rather than cancelled, extinguished or forfeited.

A Noteholder is not entitled to any rights of a holder of Class A Common Stock until such Holder has converted its Notes to Class A Common Stock, and only to the extent such Notes are deemed to have been converted to Class A Common Stock under this Article 10.  Subject to Section 10.05(j), the Noteholder that has converted its Notes (or if such person designated another person to whom such Class A Common Stock shall be issued and delivered, such person) shall be treated as a holder of record of such Class A Common Stock as of 5:00 p.m., New York City time, on the final Settlement Period Trading Day of the applicable Conversion Period (or in the case of the Company’s satisfying its Conversion Obligation in shares of Class A Common Stock only, the Conversion Period that would be applicable if the Company had elected to satisfy its Conversion Obligation in cash and, if applicable, shares of Class A Common Stock).

SECTION 10.03                                           Cash Payments in Lieu of Fractional Shares.   No fractional shares of Class A Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes.  If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall instead deliver cash with respect to the fractional share calculated by multiplying the Volume Weighted Average Price on the final Settlement Period Trading Day of the applicable Conversion Period by the fractional amount and rounding the product to the nearest cent (or in the case if the Company’s satisfying its Conversion Obligation in shares of Class A Common Stock only, the Conversion Period that would be applicable if the Company had elected to satisfy its Conversion Obligation in cash and, if applicable, shares of Class A Common Stock).

SECTION 10.04                                           Conversion Rate

(a)           Each $1,000 principal amount of the Notes shall be convertible based upon the Conversion Rate.

(b)           If and only to the extent a Holder elects to convert Notes in connection with a Non-Stock Change of Control, the Company shall increase the Conversion Rate applicable to such converted Notes by a number of additional shares of Class A Common Stock (the “Additional Shares”) as set forth below.  A conversion of the Notes by a Holder will be deemed for these purposes to be “in connection with” a Non-Stock Change of Control if the Conversion Notice is received by the Conversion Agent during the period from the Business Day following the Effective Date of the Non-Stock Change of Control to 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Repurchase Date.

The number of Additional Shares shall be determined by reference to the table below, based on the date on which the Non-Stock Change of Control occurs or becomes effective (the “Effective Date”) and the Stock Price paid per share for the Class A Common Stock in the Non-Stock Change of Control.  The numbers of Additional Shares set forth in the table below shall be adjusted as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted.  The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted, as of any date on which the Conversion Rate is adjusted, to equal the Stock Price applicable immediately prior to such adjustment multiplied by a fraction, of which

(1)           the numerator shall be the Conversion Rate immediately prior to the adjustment and

(2)           the denominator shall be the Conversion Rate as so adjusted.

The following table sets forth the Stock Price and number of Additional Shares by which the Conversion Rate shall be increased:

Stock Price of Class A Common Stock
Effective Date	$84.00	$100.00	$105.00	$120.00	$140.00	$160.00	$180.00	$200.00	$220.00	$240.00	$260.00	$280.00	$300.00	$320.00
March 10, 2008	2.3809	1.6870	1.5342	1.1888	0.8964	0.7100	0.5826	0.4902	0.4199	0.3644	0.3193	0.2821	0.2509	0.2241
March 15, 2009	2.3809	1.5404	1.3841	1.0395	0.7606	0.5914	0.4805	0.4022	0.3440	0.2988	0.2624	0.2323	0.2068	0.1850
March 15, 2010	2.3809	1.3670	1.2055	0.8601	0.5990	0.4522	0.3619	0.3012	0.2574	0.2240	0.1973	0.1752	0.1566	0.1405
March 15, 2011	2.3809	1.1782	1.0052	0.6493	0.4095	0.2923	0.2284	0.1891	0.1620	0.1417	0.1254	0.1120	0.1006	0.0906
March 15, 2012	2.3809	0.9374	0.7372	0.3627	0.1675	0.1022	0.0773	0.0647	0.0564	0.0499	0.0446	0.0401	0.0361	0.0327
March 15, 2013	2.3809	0.4762	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i)           If the actual Stock Price and actual Effective Date are not set forth on the table above and the actual Stock Price is between two Stock Prices on the table or the actual Effective Date is between two Effective Dates days on the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares of Class A Common Stock set forth for the higher and lower Stock Price and the earlier and later Effective Dates, as applicable, based on a 360-day year;

(ii)           If the actual Stock Price is in excess of $320.00 per share (subject to adjustment in the same manner as and as of any date on which the Stock Prices are adjusted in the table above), the Conversion Rate will not be increased; or

(iii)           If the actual Stock Price is less than $84.00 per share (subject to adjustment in the same manner as and as of any date on which the Stock Prices are adjusted in the table above), the Conversion Rate will not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed 11.9047 per $1,000 principal amount of the Notes, subject to adjustments in the same manner as and as of any date on which the numbers of Additional Shares set forth in the above table are adjusted.

SECTION 10.05                                           Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)           In case the Company shall, at any time or from time to time while any of the Notes are outstanding, pay a dividend in shares of Class A Common Stock or make a distribution in shares of Class A Common Stock to all or substantially all holders of its outstanding shares of Class A Common Stock (other than a dividend or distribution in connection with a transaction to which Section 10.06 applies), then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;

OS0	=	the number of shares of Class A Common Stock outstanding at 5:00 p.m., New York City time, on the Record Date for such dividend or distribution; and

OS1	=	the number of shares of Class A Common Stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution.

Any adjustment made pursuant to this Section 10.05(a) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution.  If any dividend or distribution that is the subject of this Section 10.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  For purposes of this clause (a), the number of shares of Class A Common stock outstanding at 5:00 p.m., New York City time, on the Record Date for such dividend or distribution shall not include shares of Class A Common Stock held in treasury.  We will not pay any dividend or make any distribution on shares of Class A Common Stock held in treasury.

(b)           In case outstanding shares of Class A Common Stock shall be subdivided into a greater number of shares of Class A Common Stock or combined into a smaller number of shares of Class A Common Stock (in each case, other than in connection with a transaction to which Section 10.06 applies), the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Trading Day immediately preceding the effective date of such subdivision or combination;

CR1	=	the Conversion Rate in effect on the effective date of such subdivision or combination;

OS0	=	the number of shares of Class A Common Stock outstanding at 5:00 p.m., New York City time, on the Trading Day immediately preceding the effective date of such subdivision or combination; and

OS1	=	the number of shares of Class A Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Any adjustment made pursuant to this Section 10.05(b) shall become effective on the effective date of such subdivision or combination.

(c)           In case the Company shall issue rights (other than rights issued pursuant to a shareholders’ rights plan) or warrants to all or substantially all holders of its outstanding shares of Class A Common Stock (other than an issuance in connection with a transaction to which Section 10.06 applies) entitling them to purchase, for a period of 45 calendar days or less, shares of Class A Common Stock at a price per share less than the Current Market Price, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such issuance;

OS0	=	the number of shares of the Class A Common Stock that are outstanding at 5:00 p.m., New York City time, on the Record Date for such issuance;

X	=	the total number of shares of the Class A Common Stock issuable pursuant to such rights or warrants; and

Y	=
the number of shares of the Class A Common Stock equal to the quotient of (x) aggregate price payable to exercise such rights or warrants, divided by (y) the Current Market Price of the Class A Common Stock.

Any adjustment made pursuant to this Section 10.05(c) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such issuance.  If any rights or warrants described in this Section 10.05(c) are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared.  To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Class A Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered.  In determining the aggregate price payable for such shares of the Class A Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).  For purposes of this Section 10.05(c), the number of shares of Class A Common Stock outstanding at 5:00 p.m., New York City time, on the Record Date for such issuance shall not include shares of Class A Common Stock held in treasury.  The Company will not issue any such rights or warrants in respect of Class A Common Stock held in treasury.

(d)           In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Class A Common Stock shares of any class of Capital Stock of the Company (other than Class A Common Stock) or evidences of its indebtedness or assets (including securities, but excluding (i) any dividends or distributions referred to in Section 10.05(a), (ii) any rights or warrants referred to in Section 10.05(c), (iii) any dividends or distributions referred to in Section 10.05(e), (iv) any dividends or distributions in connection with a transaction to which Section 10.06 applies, or (v) any Spin-Offs to which the provisions set forth below in this Section 10.05(d) applies) (any of the foregoing hereinafter in this Section 10.05(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such distribution;

SP0	=	the Current Market Price of the Class A Common Stock; and

FMV	=	the Fair Market Value on the Record Date for such distribution of the Distributed Assets so distributed applicable to one share of Class A Common Stock.

Notwithstanding the foregoing, in the event where there has been a payment of a dividend or other distribution on the Class A Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or when issued, will be, traded or listed on the Nasdaq Global Select Market, the Nasdaq Global Market, the New York Stock Exchange or any other U.S. national securities exchange or market, then the Conversion Rate shall instead be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such distribution;

FMV0	=
the average of the Closing Sale Prices of the Distributed Assets applicable to one share of Class A Common Stock over the ten consecutive Trading Day period commencing on and including the effective date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Class A Common Stock over the Spin-Off Valuation Period.

Any adjustment made pursuant to this Section 10.05(d) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such distribution.  If any dividend or distribution of the type described in this Section 10.05(d) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If an adjustment to the Conversion Rate is required under this Section 10.05(d) during any Conversion Period in respect of Notes that have been tendered for conversion, delivery of the related shares of Class A Common Stock or Conversion Settlement Amount, as the case may be,  shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 10.05(d).

Rights or warrants distributed by the Company to all holders of Class A Common Stock entitling the Holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Class A Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Class A Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.05 (and no adjustment to the Conversion Rate under this Section 10.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.05(d), except as set forth in Section 10.11. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof), except as set forth in Section 10.11. In addition, except as set forth in Section 10.11, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.05 was made (including any adjustment contemplated by Section 10.11), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a  holder or holders of Class A Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Class A Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 10.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Company for distribution to Holders of Notes upon conversion by such Holders of Notes to Class A Common Stock.

(e)           In case the Company shall pay a dividend or otherwise distribute to all or substantially all holders of its Class A Common Stock a dividend or other distribution of exclusively cash excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (y) any dividend or distribution in connection with a transaction to which Section 10.06 applies, then the Conversion Rate shall be adjusted based on the following formula:

      where

CR0 =	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;

SP0 =	the Current Market Price of the Class A Common Stock; and

C =	the amount in cash per share the Company distributes to holders of its Class A Common Stock.

Any adjustment made pursuant to this Section 10.05(e) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution.  If any dividend or distribution of the type described in this Section 10.05(e) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f)           In case a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Class A Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders of cash and any other consideration per share of Class A Common Stock having a Fair Market Value as of the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it may be amended) (the “Expiration Date”) that exceeds the Closing Sale Price of a share of Class A Common Stock on the Trading Day next succeeding the Expiration Date, the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at 5:00 p.m., New York City time, on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Expiration Date;

FMV	=
the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares of Class A Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”);

OS1	=	the number of shares of Class A Common Stock outstanding immediately after the Expiration Time; and

SP1	=	the average of Closing Sale Prices per share of Class A Common Stock for the ten consecutive Trading Days commencing on the Trading Day immediately after the Expiration Date.

Any adjustment made pursuant to this Section 10.05(f) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the Expiration Date.  If the Company, or one of its Subsidiaries, is obligated to purchase shares of Class A Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this Section 10.05(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.05(f).  If an adjustment to the Conversion Rate is required pursuant to this Section 10.05(f) during any Conversion Period in respect of Notes that have been tendered for conversion, delivery of the related shares of Class A Common Stock or Conversion Settlement Amount, as the case may be, shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 10.05(f).

(g)           Except with respect to a Spin-Off, in cases where the Fair Market Value of Distributed Assets and cash as to which Sections 10.05(d) and 10.05(e) apply, applicable to one share of Class A Common Stock, distributed to shareholders:

(i)           equals or exceeds the Current Market Price of Class A Common Stock, or

(ii)           the Current Market Price of Class A Common Stock exceeds the Fair Market Value of such Distributed Assets or cash so distributed by less than $1.00,

rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Note will be entitled to receive upon conversion, in addition to the shares of Class A Common Stock or Conversion Settlement Amount, as the case may be, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution, if any, that such Holder would have received if such Holder had converted such Notes immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

(h)           For purposes of this Section 10.05, the following terms shall have the meaning indicated:

(i)           “Current Market Price,” with respect to any issuance or distribution, means the average of the Closing Sale Prices of Class A Common Stock for the ten consecutive Trading Days immediately prior to the Ex-Dividend Date for such issuance or distribution requiring such computation.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(ii)           “Ex-Dividend Date” means the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant dividend, distribution or issuance.

(i)           The Company may (but is not required to) make such increases in the Conversion Rate, in addition to those required by Section 10.05(a)-(f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

In addition to the foregoing, to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Notes a notice of the increase, which notice will be given at least 15 calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j)           If during a period applicable for calculating the Volume Weighted Average Price or Closing Sale Price of Class A Common Stock or any other security, an event occurs that requires an adjustment to the Conversion Rate, the Closing Sale Price or Volume Weighted Average Price of such security shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of such security during such period.  Whenever any provision of this Indenture requires a calculation of an average of Closing Sale Prices of Class A Common Stock or any other security over multiple days, appropriate adjustments shall be made to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period during which the average is to be calculated.

If (A) shares of Class A Common Stock or other securities are deliverable as part of the Daily Settlement Amount for a given Settlement Period Trading Day and (B) an adjustment to Conversion Rate pursuant to this Section 10.05 occurs after such Settlement Period Trading Day and prior to the date upon which the Noteholder becomes a record holder in respect of the deliverable shares of Class A Common Stock or other securities, then the number of shares deliverable in respect of such Settlement Period Trading Day shall be adjusted in the same manner that the Conversion Rate has been adjusted.  If shares of Class A Common Stock only are deliverable in satisfaction of the Company’s Conversion Obligation and an adjustment to the Conversion Rate pursuant to Section 10.05 occurs prior to the date upon which the Noteholder becomes a record holder in respect of the deliverable shares of Class A Common Stock, then the number of shares deliverable shall be adjusted in the same manner that the Conversion Rate has been adjusted.  In lieu of an adjustment of the number of shares of Class A Common Stock or other security deliverable to a Noteholder in satisfaction of the Company’s Conversion Obligation, the Company may instead deem such Noteholder to be a holder of record of such Class A Common Stock or other security for purposes of that distribution so that such Holder would receive the distribution at the time such Holder receives the Conversion Settlement Amount or shares of Class A Common Stock, as the case may be.

(k)           All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.  No adjustment need be made for rights to purchase Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Class A Common Stock or convertible or exchangeable securities or rights to purchase Class A Common Stock or convertible or exchangeable securities.  Interest will not accrue on any cash into which the Notes are convertible.

(l)           Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release containing the relevant information and make this information available on the Company Website.  In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a responsible officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Notes at its last address appearing on the Register, within 20 calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)           For purposes of this Section 10.05, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock.  The Company will not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company.

(n)           Notwithstanding any of the foregoing clauses in this Section 10.05, the applicable Conversion Rate will not be adjusted pursuant to this Section 10.05 if the Holders of the Notes will participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 10.05 without conversion of such Holder’s Notes.

SECTION 10.06                                           Effect of Reclassification, Consolidation, Amalgamation Merger or Sale.  If any of the following events occur, namely:

(a)
any reclassification or change of the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or

(b)
any consolidation, amalgamation or merger of the Company with or into another Person, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any other Person or Persons, as a result of which holders of Class A Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Class A Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that each such Note shall, without the consent of any Holders of Notes, become convertible based on only the kind and amount of the consideration that the holders of Class A Common Stock received in such reclassification, change, consolidation, amalgamation, merger, sale, lease, transfer, conveyance or other disposition (the “Reference Property”).  In all cases, the conditions relating to conversion of Notes specified herein (including in Section 10.01, to the extent applicable, and Section 10.02) (modified as appropriate in the good faith judgment of the Board of Directors to apply properly to the Reference Property in lieu of Class A Common Stock) and the provisions of Section 10.12 relating to the Company’s satisfaction of the Conversion Obligation upon conversion of Notes shall continue to apply following such transaction; provided, however, that if the holders of Class A Common Stock receive only cash in such transaction and the Company’s Conversion Obligation is not being satisfied in Reference Property only, the Conversion Settlement Amount shall equal the Conversion Rate in effect on the Conversion Rate multiplied by the price paid per share in such transaction and settlement will occur on the third Trading Day following the Conversion Date.  If such transaction causes shares of Class A Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property shall be deemed to be the kind and amount of consideration elected to be received by a majority of shares of our Class A Common Stock voted for such an election (if electing between two types of consideration) or a plurality of shares of our Class A Common Stock voted for such an election (if electing between more than two types of consideration), as the case may be.  The Company may not become a party to any such transaction unless its terms are consistent with the foregoing.  Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10, as determined in good faith by the Company or successor or purchasing corporation.

If, in the case of any such reclassification, change, consolidation, amalgamation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets received thereupon by a holder of Class A Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, amalgamation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 calendar days after execution thereof.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on the Company Website.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.

If this Section 10.06 applies to any event or occurrence, Section 10.05 shall not apply.

SECTION 10.07                                           Taxes on Shares Issued.  The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 10.08                                           Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Class A Common Stock.  The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Class A Common Stock free from preemptive rights, to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Class A Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Class A Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Class A Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Class A Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Class A Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Class A Common Stock shall be so listed on such exchange or automated quotation system, all Class A Common Stock issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Class A Common Stock until the first conversion of the Notes into Class A Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Class A Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

SECTION 10.09                                           Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Class A Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.06 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders of Notes upon the conversion of their Notes after any event referred to in such Section 10.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 10.10                                           [Reserved].

SECTION 10.11                                           Shareholder Rights Plans.  If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Class A Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the Holders of the Notes would not be entitled to receive any rights in respect of Class A Common Stock issuable upon conversion of the Notes, the Conversion Rate will be adjusted (and, if applicable, readjusted in the event of the expiration, termination or redemption of such rights) as provided in Section 10.05(d). If such rights have not separated, any shares of Class A Common Stock delivered upon the conversion of Notes shall be accompanied by such rights.

SECTION 10.12                                           Settlement Upon Conversion.  Upon any conversion of Notes, the Company may elect to deliver to converting Holders in satisfaction of its Conversion Obligation in respect of each $1,000 principal amount of Notes being converted (i) a number of shares of Class A Common Stock equal to the Conversion Rate in effect at such time or (ii) a “Conversion Settlement Amount” consisting of cash and, if applicable, shares of Class A Common Stock which shall be equal to the sum of the Daily Settlement Amounts for each of the 25 Settlement Period Trading Days during the applicable Conversion Period.

If we elect to satisfy our Conversion Obligation in cash and, if applicable, shares of our Class A common stock, the following definitions shall apply for purposes of calculating the Conversion Settlement Amount:

“Conversion Period” means, with respect to any Note delivered for conversion, the period of 25 consecutive Settlement Period Trading Days:

(i)           with respect to Conversion Notices in respect of such Note received during the period beginning 30 Scheduled Trading Days preceding the Maturity Date, beginning on and including the 27th Scheduled Trading Day immediately preceding the Maturity Date; and

(ii)           in all other cases, beginning on and including the third Settlement Period Trading Day following the receipt by the Company of the Conversion Notice in respect of such Note.

The “Daily Settlement Amount” for each $1,000 principal amount of Notes, for each of the 25 Settlement Period Trading Days during the applicable Conversion Period, shall consist of:

(i)           cash equal to the lesser of $40 and the Daily Conversion Value; and

(ii)           to the extent the Daily Conversion Value exceeds $40, a number of shares of Class A Common Stock equal to, (A) the difference between the Daily Conversion Value and $40, divided by (B) the Volume Weighted Average Price of the Class A Common Stock for that day.

“Daily Conversion Value” means, for any Settlement Period Trading Day, one-twenty-fifth (1/25) of the product of (1) the applicable Conversion Rate on that Settlement Period Trading Day and (2) the Volume Weighted Average Price of the Class A Common Stock (or, if the Conversion Settlement Amount is then based on the Reference Property in accordance with Section 10.06, a unit of the Reference Property on that Settlement Period Trading Day.)  For the purposes of determining the Daily Conversion Value, the following provisions shall apply: (i) if the Reference Property includes securities for which the price can be determined in a manner contemplated by the definition of “Volume Weighted Average Price,” then the value of such securities shall be determined in accordance with the principles set forth in such definition; (ii) if the Reference Property includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the Fair Market Value of such property; and (iii) if the Reference Property includes cash, then the value of such cash shall be the amount thereof.

If the Company has elected to satisfy its Conversion Obligation in cash and, if applicable, shares of Class A Common Stock, the Conversion Settlement Amount will be delivered on the third Trading Day following the final Settlement Period Trading Day of the applicable Conversion Period.  If the Company has elected to satisfy its Conversion Obligation in shares of Class A Common Stock only, such shares of Class A Common Stock will be delivered on the third Trading Day following the final Settlement Period Trading Day of the Conversion Period that would be applicable if the Company had elected to satisfy its Conversion Obligation in cash and, if applicable, shares of Class A Common Stock.

The Company shall from time to time make an election with respect to the method it chooses to satisfy its Conversion Obligation.  Such election shall be effective until the Company provides notice of an election of a different method of settlement.  The Company may not elect a different method of settlement after December 15, 2012.  As of the date of this Indenture, the Company elects to settle its Conversion Obligation by cash and, if applicable, shares of Class A Common Stock.  The newly chosen method of settlement shall become effective five Business Days following the date of such notice.  The Company shall provide to all Noteholders, the Trustee and the Conversion Agent a notice of the newly chosen method of settlement and the effective date of such newly chosen method.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on the Company Website.

ARTICLE 11
SUBSIDIARY GUARANTEES

SECTION 11.01                                           Subsidiary Guarantees.  Each of the Subsidiary Guarantors hereby fully, unconditionally, irrevocably, and jointly and severally Guarantees on a senior basis, as primary obligor and not merely as surety, the full and punctual payment of principal of, or interest on or in respect of the Notes when due, whether at stated maturity, by acceleration or otherwise, under the Notes and this Indenture (including the repurchase obligation of the Company pursuant to Section 3.01).  Such Guarantee shall include, in addition to the amount stated above, any and all costs and expenses (including counsel fees and expenses) incurred by the Trustee or the holders of the Notes in enforcing any rights under the Subsidiary Guarantees.
In the Event of Default in the payment of principal of or interest, if any, and any other payment obligations in respect of the Notes (including any obligation to repurchase the Notes pursuant to Section 3.01), legal proceedings may be instituted directly against one or all of the Subsidiary Guarantors without first proceeding against the Company.

SECTION 11.02                                           Additional Subsidiary Guarantors.  After the Closing Date, the Company will cause each Subsidiary, if any, that becomes a party to the EBRD Loan Agreement, whether as a borrower, a co-borrower or a guarantor, or a subsidiary guarantor under the Existing Senior Notes to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will become a Subsidiary Guarantor and fully and unconditionally guarantee, jointly and severally with the other Subsidiary Guarantors, the Notes.

SECTION 11.03                                           Limitation on Liability.  The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount that will result in the obligations of such Subsidiary Guarantor not constituting a fraudulent conveyance or a violation of fraudulent transfer restrictions under applicable insolvency and other laws.

SECTION 11.04                                           No Subrogation.  Notwithstanding any payment or payments made by a Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any holder of the Notes against the Company or any collateral security or guarantee or right of offset held by the Trustee or any holder of the Notes for the payment of amounts owed by the Company and the Subsidiary Guarantors pursuant to this Indenture and the Notes (“Guaranteed Obligations”) nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by such Subsidiary Guarantor hereunder, until all Guaranteed Obligations are paid in full.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Subsidiary Guarantor in trust for the Trustee and the holders of the Notes, segregated from other funds of the Subsidiary Guarantor and shall, forthwith upon receipt by the Subsidiary Guarantor, be turned over to the Trustee in the exact form received by the Subsidiary Guarantor (duly indorsed by the Subsidiary Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

SECTION 11.05                                           Release and Discharge.

(a)           The Subsidiary Guarantee of each Subsidiary Guarantor will be automatically and unconditionally released without further action on the part of any holder of the Notes or the Trustee (and thereupon shall terminate and be discharged and be of no further force and effect) upon full and final payment and performance of all Guaranteed Obligations under this Indenture and the Notes.

(b)           So long as no Event of Default has occurred and is continuing and any of the Existing Debt Agreements remain in effect, the Subsidiary Guarantee of any Subsidiary Guarantor (together with any rights of contribution, subrogation or other similar rights against such Subsidiary Guarantor) shall be deemed to be released from all obligations under this Article 11 (without any further action by the Trustee or the Holders) only upon

(i):

(A) the sale or other disposition of such Subsidiary Guarantor (whether by merger, amalgamation or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by a lease)) to a Person which is not the Company or a Restricted Subsidiary;

(B) all applicable provisions of the Existing Debt Agreements have been fully complied with; and

(C) such Subsidiary Guarantor is simultaneously and unconditionally released from its obligations in respect of any other Indebtedness of the Company or any other Restricted Subsidiary; or

(ii) the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the terms of the Existing Debt Agreements.

At the request and at the expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

(c)           So long as no Event of Default has occurred and is continuing and none of the Existing Debt Agreements remain in effect, the Subsidiary Guarantee of any Subsidiary Guarantor (together with any rights of contribution, subrogation or other similar rights against such Subsidiary Guarantor) shall be deemed to be released from all obligations under this Article 11 (without any further action by the Trustee or the Holders) only upon

(i):

(A) the sale or other disposition of such Subsidiary Guarantor (whether by merger, amalgamation or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by a lease)) to a Person which is not the Company or another Subsidiary Guarantor; and

(B) if applicable, such Subsidiary Guarantor (or, to the extent such Subsidiary Guarantor is not the continuing corporation, the resulting, surviving or transferee Person in accordance with Section 5.04) is simultaneously and unconditionally released from its obligations in respect of any other Indebtedness of the Company or any other Subsidiary Guarantor.

(d)           Each Subsidiary Guarantor shall also be deemed released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate upon the discharge of the Notes pursuant to the provisions of Article VIII hereof.

SECTION 11.06                                           Release and Discharge.  Any other term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations Guaranteed hereunder by each Subsidiary Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(a)           So long as no Event of Default has occurred and is continuing and any of the Existing Debt Agreements remain in effect, the Subsidiary Guarantee of any Subsidiary Guarantor (together with any rights of contribution, subrogation or other similar rights against such Subsidiary Guarantor) shall be deemed to be released from all obligations under this Article 11 (without any further action by the Trustee or the Holders) only upon

(i):

(A) the sale or other disposition of such Subsidiary Guarantor (whether by merger, amalgamation or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by a lease)) to a person which is not the Company or a Restricted Subsidiary;

(B) all applicable provisions of the Existing Debt Agreements have been fully complied with; and

(C) such Subsidiary Guarantor is simultaneously and unconditionally released from its obligations in respect of any other Indebtedness of the Company or any other Restricted Subsidiary; or

(ii) the Company designates such Subsidiary Guarantor as an Unrestricted subsidiary in compliance with the terms of the Existing Debt Agreements.

At the request and at the expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

(b)           So long as no Event of Default has occurred and is continuing and none of the Existing Debt Agreements remain in effect, the Subsidiary Guarantee of any Subsidiary Guarantor (together with any rights of contribution, subrogation or other similar rights against such Subsidiary Guarantor) shall be deemed to be released from all obligations under this Article 11 (without any further action by the Trustee or the Holders) only upon

(i):

(A) the sale or other disposition of such Subsidiary Guarantor (whether by merger, amalgamation or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by a lease)) to a person which is not the Company or a Restricted Subsidiary; and

(B) if applicable, such Subsidiary Guarantor (or, to the extent such Subsidiary Guarantor is not the continuing corporation, the resulting, surviving or transferee Person) is simultaneously and unconditionally released from its obligations in respect of any other Indebtedness of the Company or any other Subsidiary Guarantor.

Each Subsidiary Guarantor shall also be deemed released from all its obligations under this Indenture and its Subsidiary Guarantee and such Guarantee will terminate upon the discharge of the Notes pursuant to the provisions of Article 8 hereof.

SECTION 11.07                                           Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment.  The provisions of this Section 11.03 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount Guaranteed by such Subsidiary Guarantor hereunder.

ARTICLE 12
SECURITY AND SECURITY TRUSTEE

SECTION 12.01                                           Collateral and Security Agreements.

(a)           The Company and the Subsidiary Guarantors agree to secure the full and punctual payment when due and the full and punctual performance of their obligations under this Indenture and the Notes by (i) a fifth-ranking pledge of shares of CME NV and CME BV (the “Pledged Shares”) and (ii) a fifth-ranking assignment of the Company’s rights under the Framework Agreement (together with the Pledged Shares, the “Collateral”).  The share pledges in respect of the Pledged Shares are referred to as the “Share Pledges” and, together with the assignment agreement evidencing the fifth-ranking assignment of rights under the Framework Agreement, are referred to as the “Security Agreements.”  Subject to the terms of the Security Agreements and this Indenture, the Company is permitted to pledge the Collateral in connection with future Indebtedness of the Company or its Restricted Subsidiaries, including any Additional Notes, secured in compliance with this Indenture and on terms consistent with the relative priority of such Indebtedness and the Trustee and the Security Trustee may enter into one or more additional or amended intercreditor agreements in connection with any such future pledge of the Collateral. The rights and obligations of the parties hereunder with respect to the Collateral are subject to the provisions of the Intercreditor Agreement.

So long as no Event of Default has occurred and is continuing and any of the Existing Debt Agreements remain in effect, any Share Pledge will be released only if (A)(i) the Subsidiary whose Capital Stock is pledged is disposed of (whether by merger, amalgamation or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by a lease)) to a Person that is not the Company or a Restricted Subsidiary of the Company and (ii) all related applicable provisions of the Existing Debt Agreements have been fully complied with, and (iii) all other security interests in respect of such Subsidiary’s Capital Stock securing the Indebtedness of the Company or a Restricted Subsidiary are released or (B) the Company redesignates the Subsidiary whose Capital Stock is pledged as an Unrestricted Subsidiary in compliance with the terms and conditions of the Existing Debt Agreements.

So long as no Event of Default has occurred and is continuing and none of the Existing Debt Agreements remain in effect, any Share Pledge will be released only if (A)(i) the Subsidiary whose Capital Stock is pledged is disposed of (whether by merger, amalgamation or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by a lease)) to a Person that is not the Company or a Subsidiary Guarantor and (ii) if applicable, all other security interests in respect of such Subsidiary’s Capital Stock securing the Indebtedness of the Company or any Subsidiary Guarantor are released.

All of the Collateral shall be released upon the discharge of the Notes in accordance with Article VIII of this Indenture.

Each Noteholder by accepting a Note shall be deemed to have authorized and directed each of the Trustee and the Security Trustee to execute the Intercreditor Agreement.  Each Noteholder by accepting a Note consents and agrees to the terms of the Security Agreements and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes the Trustee and the Security Trustee to perform their respective obligations and exercise their respective rights thereunder in accordance therewith and appoints the Trustee as his attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Subsidiary Guarantor tending towards liquidation or reorganization of the business and assets of any Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance under its Subsidiary Guarantee obligations in the form required in said proceedings to cause said claim to be approved, provided that it is expressly understood that the Trustee shall not be required to exercise any such rights as attorney for any Holders of Notes unless instructed to do so in accordance with Section 7.07.

(b)           Each Holder by accepting a Note shall be deemed to appoint the Security Trustee to act as its trustee and representative in connection with the Collateral, the Security Agreements and the Intercreditor Agreement and authorizes the Security Trustee (acting only at the direction of the Trustee) to exercise such rights, powers and discretions as are specifically delegated to the Security Trustee by the terms hereof and together with all rights, powers and discretions as are reasonably incidental thereto or necessary to give effect to the trusts hereby created and each Noteholder by accepting a Note shall be deemed to irrevocably authorize the Security Trustee on its behalf to release any existing security being held in favor of the Holders, to enter into any and each Security Agreement and the Intercreditor Agreement and to deal with any formalities in relation to the perfection of any security created by such Security Agreements (including, inter alia, entering into such other documents as may be necessary to such perfection).

(c)           The Security Trustee declares that it shall hold the Collateral in trust for the Holders of Notes and the Trustee on the terms contained in this Indenture and in the Security Agreements.

Each Holder by accepting a Note shall be deemed to agree that the Security Trustee shall have only those duties, obligations and responsibilities and such rights and protections as expressly specified in this Indenture, the Security Agreements and the Intercreditor Agreement (and no others shall be implied).

(d)           The Security Trustee agrees that it will hold the security interests in the Collateral created under any Security Agreement to which it is a party as contemplated by this Indenture and any and all proceeds thereof, for the benefit of, among others, the Trustee and the Holders of Notes, without limiting the Security Trustee’s rights to act in preservation of the security interest in the Collateral.  The Security Trustee will take action or refrain from taking action in connection therewith only as directed by the Trustee.

(e)           Each Holder, by accepting a Note, shall be deemed to have agreed to all the terms and provisions of the Security Agreements.

(f)           Beyond the exercise of reasonable care in the custody thereof, the Security Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Security Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Security. The Security Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Security Trustee in good faith.

(g)           Subject to the Intercreditor Agreement, the Notes are secured by Liens that rank junior under local law to the Existing Debt Agreements, but, pursuant to the Intercreditor Agreement, the parties thereto have agreed that the Notes shall rank pari passu in relation to the application or right in and priority of payment of any enforcement proceeds to the security interests securing the Existing Debt Agreements, which are all secured by the same Collateral.

(h)           Each Noteholder by accepting a Note and the related Subsidiary Guarantees agrees that enforcement of the Collateral is subject to certain limitations to the extent and in the manner provided in the Intercreditor Agreement and that the order of application of any enforcement proceeds means that Holders of Notes shall receive enforcement proceeds, if any.  After first being applied in paying all proper costs, charges and expenses incurred by Secured Parties (as defined in the Intercreditor Agreement) in enforcing against the Collateral or collecting the proceeds thereof.  Each Noteholder, by accepting a Note, shall be deemed to have agreed to and accepted the terms and conditions of the Intercreditor Agreement.  A copy of the Intercreditor Agreement shall be available on any Business Day upon prior written request at the offices of the Trustee.

SECTION 12.02                                           Responsibilities of Security Trustee.

(a)           Upon the occurrence of an Event of Default, the Security Trustee shall take such action as requested by written instructions of the Trustee under this Indenture, provided that such action does not contradict applicable law or subject the Security Trustee to any liability under applicable law.  In this regard, the Security Trustee shall be entitled to rely and act upon, and shall be fully protected in relying and acting upon, any note, writing, resolution, notice, consent, certificate, request, demand, direction, instruction, waiver, receipt, agreement, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or written document or written communication reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel and other experts retained or employed by the Security Trustee in its reasonably discretion.

(b)           The Security Trustee shall be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default only upon receipt by the Security Trustee of a written notice or a certificate from the Trustee, stating that an Event of Default has occurred.  The Security Trustee shall have no obligation whatsoever either prior to or after receiving such written notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it.

(c)           The Security Trustee shall remit according to the written instructions of the Trustee any proceeds recovered from enforcement of the Security Agreements.

(d)           The Security Trustee shall take such other actions requested by the Trustee in accordance with this Indenture.

SECTION 12.03                                           Security Trustee’s Individual Capacity

The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any of its Affiliates or Subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Indenture and otherwise without having to account for the same to the Trustee or to the Holders from time to time.

SECTION 12.04                                           Trustee May Perform

If the Security Trustee shall refuse or be incapable of performing any right or remedy provided for in this Indenture, the Trustee may, but shall not be obligated to take such actions, or cause such actions to be taken, on behalf of the Security Trustee as appropriate to protect the interests of the Trustee, the Security Trustee or the Holders of the Notes from time to time hereunder, and shall be entitled, in addition to the rights of the Security Trustee to all of the immunity, indemnity and reimbursement provisions hereof to which the Security Trustee would be entitled, regardless of any prior act or omission by the Security Trustee.

SECTION 12.05                                           Fees, etc.

For services rendered as Security Trustee under this Indenture, the Security Trustee shall be entitled to such reasonable compensation as is agreed to from time to time in writing between the Security Trustee and the Company.  The Company agrees to pay the fees, expenses and other amounts payable of the Security Trustee under this Indenture, in addition to any other fees, expenses and other amounts payable that may arise under the Security Agreements.

SECTION 12.06                                           Indemnification: Disclaimers, etc.

The Security Trustee shall be entitled to be indemnified in accordance with the provisions of Section 7.07 on the same terms as the Trustee.

Without prejudice to any other provision of this Article 12, the Security Trustee and the Company agree that the Trustee shall have no liability to the Security Trustee or the Company (whether sounding in tort, contract or otherwise) hereunder except in its capacity as Trustee under, and as provided for in, this Indenture.

SECTION 12.07                                           Illegality; No inconsistency

Nothing in this Indenture or the Security Agreements shall require the Security Trustee to take any action, which may be inconsistent with, or in violation of any laws, rules or regulations in force in the jurisdiction where the Security Trustee is located.

SECTION 12.08                                           Rights of Trustee, the Security Trustee and the Paying Agent

The Trustee, the Security Trustee and the Paying Agent may continue to make payments on the Notes (and the Security Trustee may pay any monies received by it in respect of the Security Agreements to the Trustee or as it may direct or to a Paying Agent for distribution to Holders of the Notes) and shall not be charged with the knowledge of existence of facts that prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee or an officer of the Security Trustee within the department of the Security Trustee responsible for administering the security created by the Security Agreements receives notice in writing satisfactory to it that payments may not be made under this Article 12.

SECTION 12.09                                           Parallel Debt

For the purpose of this Section 12.09, "Principal Debt Obligations" means payment obligations of the Company and the Subsidiary Guarantors under the Indenture and the Notes.

(a)           Without prejudice to the provisions of this Indenture, and for the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted by the Company and CME NV under or pursuant to the Share Pledges, the Company and the Subsidiary Guarantors hereby irrevocably and unconditionally undertake to pay to the Security Trustee amounts equal to and in the currency of the Principal Debt Obligations from time to time due in accordance with and under the same terms and conditions as each of the Principal Debt Obligations (such payment undertakings and the obligations and liabilities which are the result thereof hereinafter referred to as the “Parallel Debt”).

(b)           The Company, the Subsidiary Guarantors and the Security Trustee acknowledge that (i) for this purpose, the Parallel Debt constitutes undertakings, obligations and liabilities of the Company and the Subsidiary Guarantors to the Security Trustee which are separate and independent from, and without prejudice to, the corresponding Principal Debt Obligations which the Company or the Subsidiary Guarantors have under this Indenture or under the Notes and (ii) that the Parallel Debt represents the Security Trustee’s own claims (vorderingen op naam) to receive payment of the Parallel Debt, provided that the total amount of the Parallel Debt shall never exceed the total amount of the Principal Debt Obligations.

(c)           Every payment of monies made by the Company or by the Subsidiary Guarantors to the Security Trustee shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by the Company and the Subsidiary Guarantors contained in Section (b), provided that, if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application, the Security Trustee shall be entitled to receive a corresponding amount as Parallel Debt under Section (b) from the Company or the Subsidiary Guarantors and each of the Company and the Subsidiary Guarantors shall remain liable to satisfy such Parallel Debt and such Parallel Debt shall be deemed not to have been discharged.

(d)           Notwithstanding any of the other provisions of this Section 12.09:

(1)           the total amount due and payable as Parallel Debt under this Section 12.09 shall be decreased to the extent that, and at the same time as, the Company and/or the Subsidiary Guarantors shall have paid any amounts to reduce the outstanding Principal Debt Obligations; and

(2)           to the extent that, and at the same time as, the Company and/or the Subsidiary Guarantors shall have paid any amounts to the Security Trustee under the Parallel Debt or the Security Trustee otherwise shall have received monies in payment of the Parallel Debt, the total amount due and payable under the Principal Debt Obligations shall be decreased as if said amounts were received directly in payment of the Principal Debt Obligations.

(e)           For the avoidance of doubt, in the event that the Company or any of the Subsidiary Guarantors is in default in respect of the Principal Debt Obligations, as set forth in this Indenture, each of the Company and the Subsidiary Guarantors shall, at the same time, be deemed in default in respect of its obligations under the Parallel Debt.

(f)           The terms of this Section 12.09 shall be interpreted according to the internal laws of The Netherlands, without having regard to any choice of law principles that would apply the laws of any other jurisdiction to this Section 12.09.

Article 13
Miscellaneous

SECTION 13.01                                           No Personal Liability of Directors, Officers, Employees, Incorporators or Shareholders.    No director, officer, employee, incorporator or shareholder of the Company, or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or any of its Subsidiaries under the Notes, this Indenture or the Subsidiary Guarantees herein or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.02                                           Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Central European Media Enterprises Ltd.
c/o CME Development Corporation
Aldwych House
81 Aldwych
London WC2B 4HN
United Kingdom
Attention: General Counsel
Facsimile no.: +44 20 7430 5403

with a copy to:
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022-2585
USA
Attention: Robert L. Kohl, Esq.
Facsimile no.: +1 212-940-8776

if to Central European Media Enterprises N.V.

Central European Media Enterprises N.V.
Schottegatweg Oost 44
Willemstad
Curacao
Netherlands Antilles.
Attention: General Counsel
Facsimile no.: +44 20 7430 5403

with a copy to the Company (as specified above) and to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022-2585
USA
Attention: Robert L. Kohl, Esq.
Facsimile no.: +1 212-940-8776

if to CME Media Enterprises B.V.:

CME Media Enterprises B.V.
Dam 5B
1012 JS Amsterdam
The Netherlands
Attention: General Counsel
Facsimile no.: +44 20 7430 5403
with a copy to the Company (as specified above) and to:
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022-2585
USA
Attention: Robert L. Kohl, Esq.
Facsimile no.: +1 212-940-8776

if to the Trustee or Security Trustee:

The Bank of New York
101 Barclay Street, Floor 8-W, New York, NY 10286
Attention: Corporate Trust Services

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the customary procedures of such Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

SECTION 13.03                                           Communication by Noteholders with Other Noteholders.  Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04                                           Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or any Subsidiary Guarantor shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05                                           Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate of opinion of, or representations by, counsel.  Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, notices or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 13.06                                           When Notes Disregarded.  In determining whether the Noteholders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.07                                           Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Noteholders.  The Registrar, the Paying Agent and the Conversion Agent may make reasonable rules for their functions.

SECTION 13.08                                           Reserved.

SECTION 13.09                                           Governing Law.  THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN AS PROVIDED IN SECTION 12.09.

SECTION 13.10                                           No Interpretation of or by Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.11                                           Successors.  All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12                                           Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 13.13                                           Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14                                           Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or interest on any Notes or for any claim based upon any Notes or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Notes or because of the creation of any indebtedness represented thereby shall be had against any incorporator, shareholder, member, manager, employee, partner, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

SECTION 13.15                                           Severability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 13.16                                           Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.

SECTION 13.17                                           Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture, the Notes and the Subsidiary Guarantees.  The Company or its agents shall make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders.  The Company upon request shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent shall be entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee or the Conversion Agent, as applicable, shall deliver a copy of such schedule to any Holder upon the request of such Holder.

SECTION 13.18                                           Currency Indemnity.  The U.S. dollar is the sole currency of account and payment for all sums payable by the Company, or any Subsidiary Guarantor, under the Indenture.  Any amount received or recovered in a currency other than U.S. dollar in respect of the Notes or any Subsidiary Guarantee (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, any Subsidiary Guarantor or otherwise) by the holder in respect of any sum expressed to be due to it from the Company or any Subsidiary Guarantor will constitute a discharge of the Company only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, or any Subsidiary Guarantee, the Company or the Subsidiary Guarantors will indemnify the recipient against any loss sustained by it as a result.  In any event the Company will indemnify the recipient against the cost of making any such purchase.

For the purposes of this indemnity, it will be sufficient for the Holder to certify that it would have suffered a loss had an actual purchase of U.S. dollar been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollar on such date had not been practicable, on the first date on which it would have been practicable).  These indemnities constitute a separate and independent obligation from the other obligations of the Company and the Subsidiary Guarantors, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any Subsidiary Guarantee or any other judgment or order.

SECTION 13.19                                           Consent to Jurisdiction and Service of Process.  The Company and the Subsidiary Guarantors will each irrevocably appoint CT Corporation as its respective agent for service of process in any suit, action or proceeding with respect to this Indenture, the Notes and the Subsidiary Guarantees, as the case may be, brought in any federal or state court located in the Borough of Manhattan of New York City and that each of the parties submit to the jurisdiction thereof.  If for any reason CT Corporation is unable to serve in such capacity, the Company and the Subsidiary Guarantors shall appoint another agent reasonably satisfactory to the Trustee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., as Company

By:	/s/ Michael Garin
Name:	Michael Garin
Title:	Chief Executive Officer

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V., as Subsidiary Guarantor

By:	/s/ Michael Garin
Name:	Michael Garin
Title:	Managing Director

CME MEDIA ENTERPRISES B.V., as Subsidiary Guarantor

By:	/s/ Michael Garin
Name:	Michael Garin
Title:	Managing Director

THE BANK OF NEW YORK, as Trustee

By:	/s/ Jason Blondell
Name:	Jason Blondell
Title:	Authorised Signatory

THE BANK OF NEW YORK, as Security Trustee

By:	/s/ Jason Blondell
Name:	Jason Blondell
Title:	Authorised Signatory

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND SUBSIDIARY GUARANTEES AND THE LAST SUBSEQUENT ISSUANCE OF THE NOTES AND THE SUBSIDIARY GUARANTEES, IF ANY, OF CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE SHARES OF CLASS A COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED OR BECOME EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

A-F-1

No.__________ $__________

3.50% Senior Convertible Note due 2013

CUSIP No.: __________ Common Code: _________

Central European Media Enterprises Ltd., a company limited by shares incorporated under the laws of Bermuda, promises to pay to [______________________], or its registered assigns, the principal sum of __________, Dollars [, or such lesser amount as is indicated in the records of the Trustee and the Depositary,]* on March 15, 2013 and to pay interest thereon from March 10, 2008, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 of each year, commencing September 15, 2008, at the rate of 3.50% per annum, until the principal hereof is paid or made available for payment.  The interest so payable on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Regular Record Date with respect to such Interest Payment Date, which shall be [the last Business Day prior to the applicable Interest Payment Date]* [March 1 and September 1 preceding the applicable March 15 and September 15 Interest Payment Date, respectively]**.  Any such interest not so punctually paid, if such nonpayment continues for a period of 30 calendar days, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture (as defined on the reverse hereof).

Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for a period that is less than a whole month will be calculated on the basis of the actual number of days elapsed during such less than whole-month period divided by 360.  If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

* Include for Global Notes.
** Include for Certificated Notes.

A-F-2

IN WITNESS WHEREOF, Central European Media Enterprises Ltd. has caused this instrument to be duly executed.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

A-F-3

[FORM OF REVERSE SIDE OF NOTE]

3.50% Senior Convertible Note due 2013

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company limited by shares incorporated under the laws of Bermuda, (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture dated as of March 10, 2008 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, Central European Media Enterprises N.V., a company organized under the laws of The Netherlands Antilles and CME Media Enterprises B.V., a company organized under the laws of The Netherlands, as the Subsidiary Guarantors, and The Bank of New York, as Trustee and Security Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered.  The terms of the Notes include those stated in the Indenture.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Noteholders are referred to the Indenture.  This Note is one of the Notes referred to in the Indenture initially issued in an aggregate principal amount of $475,000,000.  An additional aggregate principal amount of Notes may be issued from time to time as Additional Notes in accordance with Section 2.14 of the Indenture.

1.	Further Provisions Relating to Interest

(a)           Additional Interest.  The Holder of this Note shall be entitled to receive Additional Interest as and to the extent provided in the Indenture and that certain Registration Rights Agreement, dated as of March 10, 2008, between the Company and the Initial Purchasers.

(b)           Reporting Additional Interest.  The Holder of this Note shall be entitled to receive Reporting Additional Interest as and to the extent provided in the Indenture.

2.	Additional Amounts

All payments made by the Company or a Subsidiary Guarantor or any other Payor under, or with respect to, this Note or a Guarantee, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) unless the Payor is required to withhold or deduct such Taxes by law or by the official interpretation or administration thereof.  If the Payor is required to withhold or deduct any amount for or on account of certain Taxes imposed or levied by or in accordance with Section 4.11 of the Indenture, the Payor will pay such Additional Amounts as may be necessary so that the net amount received by each holder of this Note (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted, subject to certain exceptions specified in the Indenture.

A-R-1

Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts.  Copies of such documentation will be made available to the holders of the Notes upon request.

3.	Method of Payment

The Company will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at 5:00 p.m., New York City time, on the Regular Record Date with respect to the applicable Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date, except as otherwise provided in the Indenture.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Company shall pay interest on:

(i) any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee,

(ii) any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Holder of such Notes as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee (as defined below), and

(iii) any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes in New York City, which shall initially be an office or agency of the Trustee.

4.	Paying Agent and Registrar

Initially, The Bank of New York (the “Trustee”) will act as Security Trustee, Paying Agent, Registrar and Conversion Agent.  The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice.  The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar or co-registrar.

5.	Ranking

This Note is a general senior, secured obligation of the Company and, subject to the Intercreditor Agreement, ranks equal in right of payment with all of the Company’s existing and future senior Indebtedness.  This Note ranks senior to any of the Company’s existing or future Indebtedness that is expressly subordinated to this Note.

A-R-2

6.	Guarantees

This Note is guaranteed by the Subsidiary Guarantors, which as of the Closing Date (as defined in the Indenture) are Central European Media Enterprises N.V. and CME Media Enterprises B.V.

7.	Security.

This Note is secured by a fifth-ranking security interest in the shares of the Subsidiary Guarantors and certain contractual rights of the Company, subject to the Intercreditor Agreement.  The collateral securing this Note may be pledged in favor of additional Indebtedness in the future.  The security granted in favor of the holder of this Note may be released in certain circumstances as provided in the Indenture.

8.	Redemption

The Notes will not be redeemable at the option of the Company prior to the Maturity Date.

9.	Repurchase at the Option of Noteholders Upon a Fundamental Change

If a Fundamental Change occurs at any time prior to maturity of the Notes, this Note will be subject to a repurchase, at the option of the Holder, on a Fundamental Change Repurchase Date, specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after the date of the Company Repurchase Notice related to such Fundamental Change, at a repurchase price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Note to, but excluding, the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior the corresponding Interest Payment Date, the accrued and unpaid interest shall be payable on such Interest Payment Date to the Holder of record of this Note on the applicable Regular Record Date instead of the Holder surrendering the Note for repurchase on such date.  For Notes to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice containing the information specified by the Indenture, together with such Notes, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Notes, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, all as provided in the Indenture.

10.	Conversion

Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note based on an initial Conversion Rate of 9.5238 shares of Class A Common Stock per $1,000 principal amount of Notes, as the same may be adjusted pursuant to the terms of the Indenture.  As specified in the Indenture, upon conversion, the Company may deliver (i) shares of Class A Common Stock or (ii) cash and, if applicable, shares of Class A Common Stock equal to the sum of the Daily Settlement Amounts for each of the 25 Settlement Period Trading Days during the applicable Conversion Period.

A-R-3

If and only to the extent Holders elect to convert the Notes in connection with a Non-Stock Change of Control, the Company will increase the Conversion Rate applicable to such converting Notes in accordance with the Indenture.

If this Note (or portion hereof) is surrendered for conversion after 5:00 p.m., New York City time, on the Regular Record Date for an Interest Payment Date but prior to the applicable Interest Payment Date, it shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (i) with respect to conversions after 5:00 p.m., New York City time, on the Regular Record Date immediately preceding the Maturity Date; (ii) with respect to conversions in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; and (iii) with respect to any overdue interest, if overdue interest exists at the time of conversion with respect to such Notes.

Accrued and unpaid interest, if any, to the Conversion Date is deemed to be paid in full upon receipt of the Conversion Settlement Amount rather than cancelled, extinguished or forfeited.

No fractional shares will be issued upon any conversion of Notes, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a Holder is exercising its right to require repurchase may be converted only if such Holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.

11.	Denominations, Transfer, Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000.  A Noteholder may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

12.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

A-R-4

13.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Class A Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Noteholder but with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any Default or Event of Default may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes.  In certain circumstances set forth in the Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes without the consent of any Noteholder.

15.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable, except as provided in the Indenture (including special provisions for an Event of Default relating to the failure of the Company to comply with its agreements in respect of periodic reporting under Section 4.08(a) of the Indenture as set forth in Section 6.13 of the Indenture).  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.  Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such declaration with respect to the Notes and its consequences.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed or to convert the Note as provided in the Indenture.

16.	Trustee Dealings with the Company

Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

A-R-5

17.           No Recourse Against Others.  No director, officer, employee, or shareholder of the Company, any Subsidiary Guarantor or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company, any Subsidiary Guarantor or any Restricted Subsidiary under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21.	CUSIP, Common Code and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, Common Code and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP, Common Code and ISIN numbers in all notices issued to Noteholders as a convenience to such Noteholders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Noteholder upon written request and without charge to the Holder a copy of the Indenture.

A-R-6

CONVERSION NOTICE

TO:           CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. and THE BANK OF NEW YORK, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note and directs that (A) the (i) shares of Class A Common Stock of Central European Media Enterprises Ltd. (the “Company”) or (ii) cash and, if applicable, shares of Class A Common Stock deliverable at the Company’s option in accordance with Section 10.12 of the Indenture upon such conversion or for fractional shares and (B) any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares of Class A Common Stock or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all taxes or duties payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: __________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Class A Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:           CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. and THE BANK OF NEW YORK, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Central European Media Enterprises Ltd. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with, except as provided in the Indenture, accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated: __________

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): __________

Principal amount to be repurchased

(if less than all, must be $1,000 or whole multiples thereof): __________

Social Security or Other Taxpayer Identification Number: __________

ASSIGNMENT

For value received ____________________ hereby sell(s) assign(s) and transfer(s) unto ____________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Notes prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has become effective under the Securities Act), the undersigned confirms that such Notes are being transferred:

To Central European Media Enterprises Ltd. or a subsidiary thereof; or

To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

Pursuant to a Registration Statement which has become effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated: __________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

FORM OF RESTRICTIVE LEGEND FOR

CLASS A COMMON STOCK ISSUED UPON CONVERSION

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THE NOTE THAT WAS CONVERTED INTO THIS SECURITY (OR ANY PREDECESSOR THEREOF) AND THE LAST SUBSEQUENT ISSUANCE OF A NOTE OF THE SAME SERIES AND THE RELATED SUBSIDIARY GUARANTEES, IF ANY, OF CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE SHARES OF CLASS A COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED OR BECOME EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.